Strictly Confidential	Exhibit 1.2

TRANSACTION AGREEMENT

by and among

ENDEAVOR OPERATING COMPANY, LLC,

ENDEAVOR GROUP HOLDINGS, INC.,

ENDEAVOR MANAGER, LLC,

SLP IV BASQUIAT FEEDER II, L.P.,

SILVER LAKE TECHNOLOGY INVESTORS IV (Delaware II), L.P.,

SILVER LAKE PARTNERS IV DE (AIV III), L.P.,

KKR CAGE AGGREGATOR LLC,

DAW FAMILY TRUST DATED 09/05/06 (AS AMENDED 05/30/13),

DANA AND ANNE WHITE 2012 IRREVOCABLE TRUST DATED 12/31/12,

UFC CO-INVESTMENT HOLDCO LLC,

ARIEL EMANUEL,

PATRICK WHITESELL,

DANA WHITE,

UFC MANAGEMENT HOLDCO LLC,

UFC MANAGEMENT HOLDCO II LLC,

MSD BASQUIAT INVESTMENTS, LLC,

MSD SPORTS PARTNERS, LLC,

MSD EIV PRIVATE INVESTMENTS, LLC,

SLP IV BASQUIAT FEEDER I LP,

SLP IV BASQUIAT FEEDER CORP.,

KKR CAGE AGGREGATOR BLOCKER LLC,

KKR NORTH AMERICA XI (CAGE) BLOCKER, L.P.

AND

THE OTHER PARTIES HERETO

Dated as of February 16, 2021

i

6.3	No Conflict; Required Filings and Consents	41
6.4	Ownership	41
6.5	Investment Representation	42
6.6	Securities Law Representation	42
6.7	Brokers or Finders	42

Article VII. REPRESENTATIONS AND WARRANTIES OF MERGER SUBS, BLOCKERS AND BLOCKER PARENTS		43

7.1	Organization	43
7.2	Due Authorization	43
7.3	Enforceability	43
7.4	No Conflicts; Consents	43
7.5	Capitalization	43
7.6	No Assets or Liabilities; Holding Company	45
7.7	Tax Matters	46

Article VIII. COVENANTS		46

8.1	Transfer of Equity of MSD Blocker	46
8.2	Merger Sub Formation	47
8.3	Subscription Agreement	48
8.4	Tag-Along Rights	48
8.5	Warrants	48
8.6	Restructuring Transactions.	48
8.7	KKR Aggregator Blocker Shareholders.	49

Article IX. CONDITIONS TO THE CLOSING		49

9.1	Conditions to Obligations of the Sellers, Blocker Parents and Blockers	49
9.2	Conditions to Obligations of the Endeavor Parties	50

Article X. TERMINATION		51

10.1	Termination	51
10.2	Effect of Termination	51

Article XI. MISCELLANEOUS		51

11.1	No Survival	51
11.2	No Other Representations	51
11.3	Agreement to Cooperate; Further Assurances	54
11.4	Tax Matters.	54
11.5	Notices	56
11.6	Severability	60
11.7	Entire Agreement	60
11.8	Assignment	60
11.9	Expenses	60

ii

11.10	No Third Party Beneficiaries	60
11.11	Specific Performance	61
11.12	Governing Law	61
11.13	Jurisdiction	61
11.14	WAIVER OF JURY TRIAL	62
11.15	Nonrecourse	62
11.16	Amendment	62
11.17	Extension; Waiver	62
11.18	Publicity	63
11.19	Counterparts	63

Schedule 1	Zuffa Ownership

Exhibit A	Joinder

iii

This TRANSACTION AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) is made as of February 16, 2021 by and among Endeavor Operating Company, LLC (“EOC”), Endeavor Group Holdings, Inc. (“Pubco”), Endeavor Manager, LLC (“Endeavor Manager” and together with EOC and Pubco, the “Endeavor Parties”), SLP IV Basquiat Feeder II, L.P. (“SLP Basquiat”), Silver Lake Technology Investors IV (Delaware II), L.P. (“SL Technology Investors”), Silver Lake Partners IV DE (AIV III), L.P. (“SLP AIV III”), KKR Cage Aggregator LLC (“KKR Cage”), DAW Family Trust dated 09/05/06 (as amended 05/30/13), Dana and Anne White 2012 Irrevocable Trust dated 12/31/12, MSD Basquiat Investments, LLC, MSD Sports Partners, LLC, MSD EIV Private Investments, LLC, UFC Co-Investment Holdco LLC (“UFC Co-Invest”), Ariel Emanuel, Patrick Whitesell, Dana White, UFC Management Holdco LLC (“UFC Management Holdco”), UFC Management Holdco II LLC (“UFC Management Holdco II”), SLP IV Basquiat Feeder Corp. (“SLP Blocker”), SLP IV Basquiat Feeder I LP (“SLP Blocker Parent”, and together with SLP Basquiat, SL Technology Investors, SLP AIV III and SLP Blocker, “SLP”), KKR Cage Aggregator Blocker LLC (“KKR Aggregator Blocker”), KKR North America XI (Cage) Blocker L.P. (“KKR XI Blocker”), KKR North America XI (Cage) Blocker Parent, L.P. (“KKR XI Blocker Parent”), KKR North America Fund XI (Cage) L.P., and each other Person who executes a Joinder from time to time (each a “party” and collectively the “parties”).

RECITALS

WHEREAS, (i) each Common Member owns the number of Zuffa Common Units (as defined below) set forth opposite such Person’s name on Schedule 1 attached hereto, (ii) each Profits Member owns the number of Zuffa Profits Units (as defined below) set forth opposite such Profits Member’s name on Schedule 1 attached hereto, and (iii) each of MSD Basquiat, MSD Sports and MSD EIV owns the number of Warrants (as defined below) set forth opposite such Person’s name on Schedule 1 attached hereto;

WHEREAS, pursuant to Section 2.8 of each of the Warrant Agreements (as defined below), in connection with the transactions contemplated by this Agreement, the Warrants may be exercised for Zuffa Common Units prior to the Closing;

WHEREAS, Pubco desires to issue and sell shares of Pubco Class X Common Stock (as defined below) to each Rollover Seller, and each Rollover Seller desires to subscribe for and acquire such shares of Pubco Class X Common Stock, each as described, and on the terms and conditions set forth, herein;

WHEREAS, Pubco desires to issue and sell shares of Pubco Class Y Common Stock (as defined below) to each of SL Technology Investors and SLP AIV III, and each of such Rollover Sellers desires to subscribe for and acquire such shares of Pubco Class Y Common Stock, each as described, and on the terms and conditions set forth, herein;

WHEREAS, subject to the terms and conditions of this Agreement, (i) each Rollover Seller desires to contribute, transfer, assign and convey to EOC, and EOC desires to accept from each Rollover Seller, all of such Rollover Seller’s right, title and interest in and to all of the Zuffa Common Units held by such Rollover Seller in exchange for the applicable portion of the Rollover Acquired EOC Common Units (as defined below) and (ii) promptly thereafter, Pubco or its designee desires to purchase, acquire and accept from each of KKR Cage and DAW Family Trust, and each of KKR Cage and DAW Family Trust desires to sell, transfer, assign and convey to Pubco or its designee, all of such Rollover Seller’s, title and interest in and to a portion of its Rollover Acquired EOC Common Units in exchange for the Rollover Cash Consideration (as defined below);

WHEREAS, subject to the terms and conditions of this Agreement, UFC Co-Invest desires to sell, transfer, assign and convey to EOC, and EOC desires to accept from UFC Co-Invest, all of its right, title and interest in and to all of the Zuffa Common Units held by UFC Co-Invest in exchange for the Co-Invest Cash Consideration (as defined below);

WHEREAS, immediately prior to the Closing (as defined below), Dana White will transfer and assign all of his right, title and interest in and to all of his profits interests in UFC Management Holdco to UFC Management Holdco in exchange for an equal number of Zuffa Profits Units;

WHEREAS, immediately prior to the Closing, the board of directors of Zuffa will reduce the Distribution Threshold (as defined in the Zuffa LLCA) of the Zuffa Profits Units to account for the 2020 UFC Distributions (the “Adjustment”);

WHEREAS, immediately prior to the Closing, (i) the limited liability company agreement of UFC Management Holdco shall be amended such that the waterfall of UFC Management Holdco is unitized based on the value set forth in Section (c)(iii) of Annex I so that each limited liability company interest of UFC Management Holdco has a value equal to the IPO Price (as defined below), taking into account the relevant distribution thresholds of the profits interests in UFC Management Holdco and (ii) the limited liability company agreements of UFC Management Holdco II shall be amended such that the waterfall of UFC Management Holdco II is unitized based on the value set forth in Section (c)(iv) set forth on Annex I so that each limited liability company interest of UFC Management Holdco II has a value equal to the IPO Price (as defined below), taking into account the relevant distribution thresholds of the profits interests in UFC Management Holdco II;

WHEREAS, subject to the terms and conditions of this Agreement, UFC Management Holdco desires to contribute, transfer, assign and convey to EOC, and EOC desires to accept from UFC Management Holdco, all of its right, title and interest in and to all of the Zuffa Profits Units held by UFC Management Holdco in exchange for such number of EOC Common Units having a value set forth in Section (c) of Annex I to the Endeavor Disclosure Schedule;

WHEREAS, subject to the terms and conditions of this Agreement UFC Management Holdco II desires to contribute, transfer, assign and convey to EOC and EOC desires to accept from UFC Management Holdco II, all of its right, title and interest in and to all of the Zuffa Profits Units held by UFC Management Holdco II in exchange for such number of EOC Common Units having a value set forth Section (c) of on Annex I to the Endeavor Disclosure Schedule;

WHEREAS, subject to the terms and conditions of this Agreement, each of Ariel Emanuel, Patrick Whitesell and Dana White desires to contribute, assign and convey to EOC all of his right, title and interest in and to all of the Zuffa Profits Units held by him in exchange for such number of EOC Common Units having a value set forth Section (c) of Annex I to the Endeavor Disclosure Schedule, which EOC Common Units will be subject to substantially similar vesting terms as the Zuffa Profits Units exchanged in respect thereof;

WHEREAS, Pubco desires to issue and sell shares of Pubco Class X Common Stock (as defined below) to each of Ariel Emanuel, Patrick Whitesell and Dana White, and each of Ariel Emanuel, Patrick Whitesell and Dana White desires to subscribe for and acquire such shares of Pubco Class X Common Stock, each as described, and on the terms and conditions set forth, herein;

WHEREAS, Pubco desires to issue and sell shares of Pubco Class Y Common Stock (as defined below) to each of Ariel Emanuel and Patrick Whitesell, and each of Ariel Emanuel and Patrick Whitesell desires to subscribe for and acquire such shares of Pubco Class Y Common Stock, each as described, and on the terms and conditions set forth, herein;

WHEREAS, SLP Blocker Parent owns all of the outstanding equity interests of SLP Blocker;

WHEREAS, SLP Merger Sub is a wholly-owned subsidiary of Pubco;

WHEREAS, each of SLP Blocker, SLP Merger Sub, SLP Blocker Parent and Pubco desire to effect the acquisition of the assets of SLP Blocker by Pubco through the SLP Blocker Merger (as defined below) with SLP Blocker continuing as the surviving entity upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, immediately following the consummation of the SLP Blocker Merger, each of SLP Blocker Parent, SLP Blocker and Pubco desire that SLP Blocker consummate the SLP Pubco Merger (as defined below) with Pubco continuing as the surviving corporation in accordance with the DGCL;

WHEREAS, the Board of Directors of SLP Merger Sub has (i) determined that it is in the best interests of SLP Merger Sub and Pubco, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the SLP Blocker Merger and the other transactions contemplated hereby, and (iii) recommended that Pubco adopt this Agreement and approve the SLP Blocker Merger;

WHEREAS, immediately following the execution of this Agreement, Pubco, in its capacity as the sole shareholder of SLP Merger Sub, will adopt this Agreement and approve the SLP Blocker Merger;

WHEREAS, the governing body of SLP Blocker has (i) determined that it is in the best interests of SLP Blocker and SLP Blocker Parent, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the SLP Blocker Merger and the other transactions contemplated hereby, and (iii) recommended that SLP Blocker Parent adopt this Agreement and approve the SLP Blocker Merger;

WHEREAS, SLP Blocker Parent, being the sole stockholder of SLP Blocker, has adopted this Agreement and approved the SLP Blocker Merger;

WHEREAS, the general partner of SLP Blocker Parent has (i) determined that it is in the best interest of SLP Blocker Parent and its partners, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the SLP Blocker Merger and the other transactions contemplated hereby;

WHEREAS, (i) KKR Aggregator Blocker Shareholders own all of the outstanding equity interests of KKR Aggregator Blocker and (ii) KKR XI Blocker Parent owns all of the outstanding equity interests of KKR XI Blocker;

WHEREAS, each of KKR Aggregator Blocker, KKR Aggregator Blocker Shareholders, KKR XI Blocker, KKR XI Blocker Parent, KKR Merger Sub 1, KKR Merger Sub 2 and Pubco desire to effect the acquisition of the assets of KKR Aggregator Blocker and KKR XI Blocker by Pubco through the KKR Aggregator Blocker Merger (as defined below) and KKR XI Blocker Merger (as defined below), with each of KKR Aggregator Blocker and KKR XI Blocker continuing as the surviving entity upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), as applicable;

WHEREAS, (i) immediately following the consummation of the KKR Aggregator Blocker Merger, each of KKR Aggregator Blocker, KKR Aggregator Blocker Shareholders and Pubco desire that KKR Aggregator Blocker consummate the KKR Aggregator Pubco Merger (as defined below), and (ii) immediately following the consummation of the KKR XI Blocker Merger, each of KKR XI Blocker, KKR XI Blocker Parent and Pubco desire that KKR XI Blocker consummate the KKR XI Pubco Merger (as defined below), in each case, with Pubco continuing as the surviving corporation in accordance with the DGCL, the DLLCA and the DRULPA, as applicable;

WHEREAS, immediately following the execution of this Agreement, Pubco, in its capacity as the sole shareholder of each of KKR Merger Sub 1 and KKR Merger Sub 2, will adopt this Agreement and approve the KKR Mergers;

WHEREAS, the Board of Directors of Pubco has (i) determined that it is in the best interests of Pubco and its stockholders, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Mergers and other transactions contemplated hereby, and (iii) recommended that its sole shareholder, EOC, adopt this Agreement and approve the Mergers;

WHEREAS, immediately following execution of this Agreement, EOC, in its capacity as the sole shareholder of Pubco, will adopt this Agreement and approve the Mergers;

WHEREAS, it is intended that each of (i) the SLP Mergers (taken together), (ii) the KKR Aggregator Mergers (taken together) and (iii) the KKR XI Mergers (taken together) be treated for U.S. federal income tax purposes as a single integrated transaction qualifying as a reorganization described in Section 368(a)(1)(A) of the Code (the “Intended Tax Treatment”), and

that this Agreement constitutes a part of, together with other mergers undertaken on or about the Closing Date by certain subsidiaries formed by Pubco in connection with the IPO, a single “plan of reorganization” within the meaning of the Code and the Treasury Regulations promulgated thereunder;

WHEREAS, each of UFC Management Holdco and Endeavor Manager desire to effect the Management Holdco Merger (as defined below) with Endeavor Manager continuing as the surviving entity upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA;

WHEREAS, Zuffa, as the managing member of UFC Management Holdco, has (i) determined that it is in the best interests of UFC Management Holdco and its members, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Management Holdco Merger and the other transactions contemplated hereby;

WHEREAS, Pubco, as the managing member of Endeavor Manager, has (i) determined that it is in the best interests of Endeavor Manager and its members, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Management Holdco Merger and the other transactions contemplated hereby;

WHEREAS, each of UFC Management Holdco II and Endeavor Manager desire to effect the Management Holdco II Merger (as defined below) with Endeavor Manager continuing as the surviving entity upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA;

WHEREAS, Zuffa, as the managing member of UFC Management Holdco II, has (i) determined that it is in the best interests of UFC Management Holdco II and its members, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Management Holdco II Merger and the other transactions contemplated hereby;

WHEREAS, Pubco, as the managing member of Endeavor Manager, has (i) determined that it is in the best interests of Endeavor Manager and its members, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Management Holdco II Merger and the other transactions contemplated hereby;

WHEREAS, in connection with the issuance of the EOC Common Units to the Rollover Sellers, Ariel Emanuel, Patrick Whitesell and Dana White, and as an inducement for the Endeavor Parties and such Sellers to enter into this Agreement and consummate the transactions contemplated hereby, at the Closing, the First Amended and Restated Limited Liability Company Agreement of EOC, dated as of May 6, 2014, as amended through the date hereof (the “EOC LLC Agreement”) shall be amended and restated in its entirety one or more times to be substantially in the form as filed by Pubco with the Securities and Exchange Commission (the “SEC”), with such changes and modifications thereto as may be determined by EOC prior to the Closing so long as such changes are on terms reasonably satisfactory to KKR in light of the contemplated transactions and in any event including customary up-C mechanics (the “A&R EOC LLC Agreement”);

WHEREAS, in connection with the issuance of the Endeavor Manager Units to the members of UFC Management Holdco and UFC Management Holdco II, and as an inducement for the Endeavor Parties, UFC Management Holdco and UFC Management Holdco II to enter into this Agreement and consummate the transactions contemplated hereby, at the Closing, each of UFC Management Holdco and UFC Management Holdco II will cause each of its members to enter into the Limited Liability Company Agreement of Endeavor Manager substantially in the form filed by Pubco with the SEC, with such changes and modifications thereto as may be determined by Endeavor Manager prior to the Closing (the “Endeavor Manager LLC Agreement”); and

WHEREAS, the Recitals contained herein that are applicable to DAW, Dana White and the MSD Members are subject the final sentence of Section 11.16 and shall only become effective (and if applicable, modified in accordance with Section 2.1(g), Section 8.4 or Section 8.5) upon such time at which DAW, Dana White or the MSD Members, as applicable, execute a Joinder or signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

1.1    Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, another Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by Contract or credit arrangements or otherwise; provided, that notwithstanding the foregoing, none of the Endeavor Parties nor their respective controlled Affiliates shall be considered an “Affiliate” of any Seller, Blocker Parent, Blocker or any Other Related Party.

“2020 UFC Distributions” means the cash distributions made by Zuffa to its Members (as defined in the Zuffa LLCA) pursuant to the Resolutions of the Board of Directors of Zuffa, dated as of January 9, 2020.

“Agreement” has the meaning set forth in the Preamble.

“A&R EOC LLC Agreement” has the meaning set forth in the recitals.

“Blocker Covenants” has the meaning set forth in Section 8.1(b).

“Blocker Parents” means, collectively, SLP Blocker Parent, KKR Aggregator Blocker Shareholders, KKR XI Blocker Parent and the MSD Blocker Parents.

“Blockers” means, collectively, SLP Blocker, KKR Aggregator Blocker, KKR XI Blocker and the MSD Blockers.

“Board of Directors” has the meaning set forth in the EOC LLC Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York and/or Los Angeles, California.

“Chosen Courts” has the meaning set forth in Section 11.13.

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” has the meaning set forth in Section 2.5.

“Co-Invest Cash Consideration” means $154,085,365.85.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Common Members” means DAW, SLP Basquiat, SL Technology Investors, SLP AIV III, KKR Cage and UFC Co-Invest.

“Contract” means any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, license, lease, obligation, promise, right, instrument, document, or other similar binding understanding, whether written or oral.

“DAW” means the DAW Family Trust and the DAW Irrevocable Trust.

“DAW Cash Consideration” means $80,000,000.

“DAW Family Trust” means DAW Family Trust dated 09/05/06 (as amended 05/30/13).

“DAW Irrevocable Trust” means Dana and Anne White 2012 Irrevocable Trust dated 12/31/12.

“DGCL” has the meaning set forth in the Recitals.

“Disclosing Party” has the meaning set forth in Section 11.18.

“Encumbrance” means any lien (statutory or other), pledge, charge, claim, encumbrance, security interest, option to purchase, mortgage, easement, lease, license, right of first refusal, transfer restriction, interest or claim, covenant, title defect or limitation, hypothecation, assignment, deposit arrangement or other encumbrance of any kind.

“Endeavor Disclosure Schedule” means a schedule of even date herewith delivered by the Endeavor Parties to the Rollover Sellers and Profits Members concurrently with the execution of this Agreement, which, among other things, identifies exceptions and other matters with respect to the representations, warranties and covenants of the Endeavor Parties contained in certain specific sections and subsections of this Agreement.

“Endeavor Manager Units” means capital interests in Endeavor Manager.

“Endeavor Material Adverse Effect” means any event, change, condition or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Endeavor Parties and their respective Subsidiaries, taken as a whole; provided, however, that no event, change, condition or circumstance arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been an Endeavor Material Adverse Effect: (A) reasonably foreseen changes in general operating, business, regulatory or other conditions in the industries in which the Endeavor Parties and their respective Subsidiaries operate, (B) changes in general economic conditions, including changes in the credit, debt, financial, banking or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world; (C) earthquakes, floods, hurricanes, tornadoes, volcanic eruption, natural disasters, pandemics (including the COVID-19 pandemic) or other acts of nature, (D) global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism (including cyberterrorism) or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism (including cyberterrorism) or military actions existing or underway, (E) any change in Law or GAAP or the official interpretation thereof, (F) other than with respect to the representations and warranties set forth in Section 4.3 and Section 5.3, the execution or announcement of this Agreement, or the identity of the parties hereto or thereto or any of their respective Affiliates, and/or (G) any breach by any of the Sellers, Blocker Parents or Blocker of this Agreement; except in the case of each of clauses (A), (B), (C), (D) and (E), to the extent that the Endeavor Parties and their respective Subsidiaries, taken as a whole, are affected in a disproportionate manner relative to any other participants in the industries in which the Endeavor Parties or their respective Subsidiaries operate.

“Endeavor Related Parties” means any of the Endeavor Parties, the past, present and future direct and indirect holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, incorporator, members, partners, stockholders, Affiliates, agents, attorneys, representatives, successors or assignees of the Endeavor Parties, and/or any past, present and future direct and indirect holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, incorporator, members, partners, stockholders, Affiliates, agents, attorneys, representatives, successors or assignees of any of the foregoing, but in each case, excluding any Other Related Parties.

“EOC Common Units” means Common Units (as defined in the A&R EOC LLC Agreement) of EOC.

“EOC LLC Agreement” has the meaning set forth in the Recitals.

“Equity Interest” means (i) with respect to a corporation, any and all shares of capital stock and any commitments with respect thereto, (ii) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company or other equity interests, and any commitments with respect thereto, and (iii) any other equity ownership or participation in a Person.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice or other similar recognized organization or body of any federal, state, county, municipal, local, provincial or foreign government.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IPO” means the initial public offering of Pubco.

“IPO Price” means the price per share of Pubco Class A Common Stock set forth on the cover of the final prospectus that is filed in connection with the IPO.

“Joinder” means a joinder to this Agreement substantially in the form attached hereto as Exhibit A.

“KKR Aggregator Blocker Shareholders” means KKR Principal Opportunities Partnership (Offshore) L.P., KKR Reference Fund Investments L.P., KKR North American Co-Invest Fund I L.P. and KKR TFO Partners L.P.

“KKR Blocker Parents” means KKR XI Blocker Parent and the KKR Aggregator Blocker Shareholders.

“KKR Internal Restructuring” means the transactions undertaken by KKR Cage and its Affiliates to transfer Equity Interests in EOC from KKR Cage to the affiliates of KKR Cage set forth in the Pre-Closing Restructuring Plan (which transactions shall be undertaken in transactions that are intended to be fully tax-deferred for U.S. federal income tax purposes); provided, that KKR may make amendments to the KKR Internal Restructuring after the date hereof without the consent of any other party hereto as long as such amendment does not have an adverse effect on any other party (other than a de minimis adverse effect).

“KKR Merger Sub 1” means an entity of a type and with governing documents to be mutually agreed upon by the Endeavor Parties and KKR formed as a direct wholly-owned subsidiary of Pubco solely for the purposes of consummating the KKR Aggregator Blocker Merger.

“KKR Merger Sub 2” means an entity of a type and with governing documents to be mutually agreed upon by the Endeavor Parties and KKR formed as a direct wholly-owned subsidiary of Pubco solely for the purposes of consummating the KKR XI Blocker Merger.

“KKR Opco Cash Consideration” means an amount, as determined by KKR Cage, equal to the product of (i) $900,000,000 multiplied by (ii) a fraction the numerator of which is (x) the total number of Rollover Acquired EOC Common Units owned by KKR Cage following the redemption of the KKR Aggregator Blocker’s and KKR XI Blocker’s interests in KKR Cage for Rollover Acquired EOC Common Units, and the denominator of which is (y) the total number of Rollover Acquired EOC Common Units owned by KKR Cage, KKR Aggregator Blocker and KKR XI Blocker immediately following the redemption of KKR Aggregator Blocker’s and KKR XI Blocker’s interests in KKR Cage for Rollover Acquired EOC Common Units. For the avoidance of doubt, the KKR Opco Cash Consideration and the KKR Pubco Cash Consideration shall equal $900,000,000. Notwithstanding the foregoing, KKR Cage shall be permitted to reasonably modify the allocation between KKR Opco Cash Consideration and KKR Pubco Cash Consideration to the extent necessary to reflect the intended economic arrangement.

“KKR Pubco Cash Consideration” means an amount, as determined by KKR Cage, equal to the product of (i) $900,000,000 multiplied by (ii) a fraction the numerator of which is (x) the total number of Rollover Acquired EOC Common Units owned by KKR Aggregator Blocker and KKR XI Blocker immediately following the redemption of KKR Aggregator Blocker’s and KKR XI Blocker’s interests in KKR Cage for Rollover Acquired EOC Common Units, and the denominator of which is (y) the total number of Rollover Acquired EOC Common Units owned by KKR Cage, KKR Aggregator Blocker and KKR XI Blocker immediately following the redemption of KKR Aggregator Blocker’s and KKR XI Blocker’s interests in KKR Cage for Rollover Acquired EOC Common Units. For the avoidance of doubt, the KKR Opco Cash Consideration and the KKR Pubco Cash Consideration shall equal $900,000,000. Notwithstanding the foregoing, KKR Cage shall be permitted to reasonably modify the allocation between KKR Opco Cash Consideration and KKR Pubco Cash Consideration to the extent necessary to reflect the intended economic arrangement. .

“Knowledge” means, with respect to an Endeavor Party, the actual knowledge of those Persons identified on Section 1.1(a) of the Endeavor Disclosure Schedule, in each case after due and reasonable inquiry, which, for the avoidance of doubt, shall not require inquiry of any persons other than the most senior employees of the EOC primarily responsible for the matter for which Knowledge is at issue.

“Law” means any common law principle, law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by any court, governmental or quasi-governmental entity, agency, panel, department, commission, office, stock exchange or other administrative body or regulatory authority of any nature whatsoever (federal, state, county, municipal, city, town, special district, in the United States or otherwise), whether now or hereafter in existence.

“Loss” means any damages, injury, fine, penalty, interest, judgment, award, penalty, fee, amount paid in settlement, expense, cost, diminution in value or other loss (including any loss relating to or attributable to Taxes, reasonable attorneys’ or professional fees and expenses and court costs and any other fees, costs and expenses or payments incurred in connection with investigating, defending against or settling any Proceeding).

“Merger Subs” means SLP Merger Sub, KKR Merger Sub 1, KKR Merger Sub 2 and any other entity formed solely for the purpose of consummating a merger as contemplated by this Agreement.

“Mergers” means, collectively, the SLP Mergers, the KKR Aggregator Mergers and the KKR XI Mergers, as contemplated by Article III.

“MSD Basquiat” means MSD Basquiat Investments LLC.

“MSD Blocker” means one or more entities that (a) were formed for purposes of making a direct or indirect investment in Zuffa, (b) are treated as a U.S. corporation for U.S. federal income tax purposes, (c) are incorporated or formed under the laws of the United States (or any State thereof), (d) are controlled by affiliates of MSD Partners, L.P., and (e) directly (or indirectly through an entity that is taxable as a flow through for U.S. federal income tax purposes) holds Equity Interests in MSD Basquiat, MSD EIV or MSD Sports.

“MSD Blocker Parent” means one or more entities that directly or indirectly own Equity Interests in the MSD Blockers.

“MSD EIV” means MSD EIV Private Investments.

“MSD Member” means each of MSD Basquiat, MSD EIV and MSD Sports.

“MSD Sports” means MSD Sports Partners, LLC.

“Non-Disclosing Party” has the meaning set forth in Section 11.18.

“Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Authority, arbitrator or mediator.

“Ordinary Course of Business” of a Person means the ordinary course of business of such Person and its Subsidiaries.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, articles of association, regulations, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement, certificate of formation and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

“Other Related Parties” means any of the Sellers, Blocker Parents, Blockers, the past, present and future direct and indirect holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, incorporator, members, partners, stockholders, Affiliates, agents, attorneys, representatives, successors or assignees of the Sellers, Blocker Parents or Blockers, and/or any past, present and future direct and indirect holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, incorporator, members, partners, stockholders, Affiliates, agents, attorneys, representatives, successors or assignees of any of the foregoing, but in each case, excluding the Endeavor Parties and their controlled Affiliates.

“parties” has the meaning set forth in the Preamble.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization.

“Pre-Closing Restructuring” means the restructuring transactions set forth in Section 1.1(c) of the Endeavor Disclosure Schedule (the “Pre-Closing Restructuring Plan”); provided, that the Endeavor Parties may make amendments to the Pre-Closing Restructuring Plan (other than the KKR Internal Restructuring) after the date hereof without the consent of any other party hereto, so long as such amendments do not have an adverse effect (other than a de minimis adverse effect) on such party (including hereunder).

“Pre-Closing Tax Period” means any taxable period that ends on or before the day that includes the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time or KKR XI Blocker Effective Time, as applicable.

“Pre-Closing Tax Return” means any income or other material tax return of a Blocker for a Pre-Closing Tax Period that has not been filed before the day that includes the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time or KKR XI Blocker Effective Time, as applicable.

“Proceeding” has the meaning set forth in Section 11.13.

“Profits Members” means Ariel Emanuel, Patrick Whitesell, Dana White, UFC Management Holdco and UFC Management Holdco II.

“Pubco” has the meaning set forth in the Preamble.

“Pubco Class A Common Stock” means Class A common stock, par value $0.00001 per share, of Pubco.

“Pubco Class X Common Stock” means Class X common stock, par value $0.00001 per share, of Pubco.

“Pubco Class Y Common Stock” means Class Y common stock, par value $0.00001 per share, of Pubco.

“Registration Rights Agreement” means that certain Registration Rights Agreement, substantially in the form filed by Pubco with the SEC (with such changes as the Endeavor Parties may reasonably determine prior to the Closing provided that such changes are not material and adverse to KKR as if KKR were a party to such form as a “Holder of Registrable Securities” (as defined therein)), to be entered into at the Closing by SL Technology Investors, SLP AIV III, KKR, DAW, the MSD Members and certain other Pubco stockholders and which, notwithstanding the foregoing, shall in all events provide KKR with piggyback and shelf take-

down rights (excluding, for clarity, shelf or demand registrations rights) for so long as KKR (together with its Affiliates) beneficially own at least 1% of Class A Shares of Pubco, notwithstanding if KKR is permitted to dispose of its securities pursuant to Rule 144 in a single transaction without volume limitation or other restrictions on transfer thereunder.

“Representatives” means, with respect to any Person, such Person’s Subsidiaries and their respective officers, directors, employees, consultants, agents, advisors, Affiliates and other representatives.

“Rollover Cash Consideration” means the DAW Cash Consideration, the KKR Opco Cash Consideration and the KKR Pubco Cash Consideration.

“Rollover Sellers” means the MSD Members, SLP Basquiat, SL Technology Investors, SLP AIV III, KKR Cage and DAW.

“Sale Transaction” means the transactions contemplated by Article II.

“Schedules” means the Endeavor Disclosure Schedule and any other schedules specifically referenced in this Agreement.

“Securities Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Sellers” means the Rollover Sellers, UFC Co-Invest and the Profits Members.

“SLP Merger Sub” means an entity of a type to be mutually agreed upon by the Endeavor Parties and SLP to be formed as a direct wholly-owned subsidiary of Pubco solely for the purposes of consummating the SLP Blocker Merger.

“Stockholders Agreement” means that certain Stockholders Agreement, substantially in the form filed by Pubco with the SEC (with such changes as the Endeavor Parties may reasonably determine prior to the Closing), to be entered into at the Closing by SL Technology Investors, SLP AIV III, SLP Blocker Parent, Ariel Emanuel, Patrick Whitesell and certain other Pubco stockholders .

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the outstanding equity interests and the voting power to elect at least a majority of such other Persons’ board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

“Subscription Agreement” means that certain Common Stock Purchase Agreement to be entered into by Pubco and certain investors (each a “Private Placement Investor”) on or about the date hereof pursuant to which such Private Placement Investors will agree to purchase shares of common stock of Pubco from Pubco or certain Affiliates of KKR and the MSD Members.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, substantially in the form as filed by Pubco with the SEC, to be entered into by Pubco, EOC and certain other Persons with such changes as the Endeavor Parties may reasonably determine prior to the Closing and which, notwithstanding the foregoing, shall in all events provide the parties thereto (including KKR) rights substantially similar to the rights granted to Exchange TRA Parties and Reorganization TRA Parties in the Tax Receivables Agreement previously filed with the SEC by Endeavor on September 26, 2019, including with respect to Exchange Covered Tax Assets and Pre-IPO Covered Tax Assets (each as defined therein), as applicable; provided, that KKR shall be granted substantially similar additional rights as are granted to the Affiliates of Silver Lake party thereto; provided, further, in no event shall KKR receive rights or be subject to burdens that are disproportionate and adverse as compared with such rights granted to or burdens borne by the Affiliates of Silver Lake party thereto.

“Tax Return” means any return, report, estimate, declaration, information return or other document (including any related, attached or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

“Taxes” means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or non-U.S. taxing authority, including, but not limited to, profits, estimated, gross receipts, windfall profits, severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, transfer, stamp, escheat, payroll, goods and services, value added, alternative or add-on minimum tax, or any other tax, custom, duty or governmental fees or other taxes, including any interest, penalties, fines or additions attributable thereto, whether disputed or not.

“Transaction” means, collectively, the Mergers and the Sale Transaction.

“Transaction Documents” means, collectively, this Agreement, the A&R EOC LLC Agreement, the Registration Rights Agreement, the Tax Receivable Agreement and any other agreements, documents or other instruments contemplated hereby or thereby.

“Warrant Agreements” means (i) that certain Warrant to Purchase Class A Common Units, dated August 18, 2016, between Zuffa (as successor in interest to VGD Buyer, LLC) and MSD EIV and (ii) that certain Warrant to Purchase Class A Common Units, dated August 18, 2016, between Zuffa (as successor in interest to VGD Buyer, LLC), MSD Basquiat and MSD Sports Partners (as a subsequent warrant transferee).

“Warrants” has the meaning set forth in the Warrant Agreements.

“Zuffa” means Zuffa Parent, LLC, a Delaware limited liability company.

“Zuffa Common Unit” means Units (as defined in the Zuffa LLCA) of Zuffa that are designated as Common Units.

“Zuffa LLCA” means the Second Amended and Restated Limited Liability Company Agreement of Zuffa, dated as of August 18, 2016, as amended to date.

“Zuffa Profits Unit” means a unit representing a Profits Interest (as defined in the Zuffa LLCA) issued by Zuffa on or prior to June 30, 2020.

1.2    Other Interpretive Principles. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply:

(a)    Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(b)    Dollars. Any reference in this Agreement to dollars, Dollars or $ shall mean U.S. dollars.

(c)    Schedules. The Schedules to this Agreement, are hereby incorporated and made a part hereof and are an integral part of this Agreement. The Schedules may include items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any capitalized terms used in any Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

(d)    Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(e)    Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(f)    Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g)    Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(h)    Or. The word “or” is not exclusive, unless the context otherwise requires.

1.3    Absence of Presumption. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY ENDEAVOR GROUP HOLDINGS, INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

ARTICLE II.

CONTRIBUTION; PURCHASE AND SALE; SUBSCRIPTION

2.1    Rollover Sellers.

(a)    On the terms and conditions set forth herein, Pubco shall, at the Closing, issue to each Rollover Seller such number of shares of Pubco Class X Common Stock equal to the number of Rollover Acquired EOC Common Units received by such Rollover Seller pursuant to this Section 2.1 in exchange for cash in an amount as set forth in Section (a) of Annex I to the Endeavor Disclosure Schedule.

(b)    On the terms and conditions set forth herein, Pubco shall, at the Closing, issue to each of SL Technology Investors and SLP AIV III such number of shares of Pubco Class Y Common Stock equal to the number of Rollover Acquired EOC Common Units received by such Rollover Sellers pursuant to this Section 2.1 in exchange for cash in an amount as set forth in Section (a) of Annex I to the Endeavor Disclosure Schedules.

(c)    On the terms and conditions set forth herein, each Rollover Seller (with respect to the MSD Members, after the net exercise of their Warrants to acquire Zuffa Common Units in accordance with the terms of the Warrant Agreements) shall, at the Closing, contribute, transfer, assign and convey to EOC all of such Rollover Seller’s right, title and interest in and to all of the Zuffa Common Units held by such Rollover Seller, free and clear of any and all Encumbrances (other than restrictions on the right to sell or otherwise dispose of such Zuffa Common Units set forth in the Zuffa LLC Agreement or imposed by state and federal securities laws), in exchange for such number of EOC Common Units (the “Rollover Acquired EOC Common Units”) equal to the value set forth next to such Rollover Seller’s name in Section (b) of Annex I to the Endeavor Disclosure Schedule, divided by the IPO Price (rounded down to the nearest whole unit). Promptly thereafter, (i) Pubco or its designee shall purchase, acquire and accept from each of KKR Cage and DAW Family Trust and each of KKR Cage and DAW Family Trust shall sell, transfer, assign and convey to Pubco or its designee, all of such Rollover Seller’s right, title and interest in and to (x) in the case of KKR Cage, a number of Rollover Acquired EOC Common Units retained by KKR Cage following the consummation of the KKR Internal Restructuring equal to the KKR Opco Cash Consideration, divided by the IPO Price (rounded down to the nearest whole unit) in exchange for the KKR OpCo Cash Consideration and (y) in the case of DAW Family trust, a number of its Rollover Acquired EOC Common Units equal to the DAW Cash Consideration, divided by the IPO Price (rounded down to the nearest whole unit), in each case, free and clear of any and all Encumbrances (other than restrictions on the right to sell or otherwise dispose of such Rollover Acquired EOC Common Units imposed by state and federal securities laws), in exchange for the DAW Cash Consideration and (ii) Pubco shall cancel and retire (x) a number of shares of Pubco Class X Common Stock received by KKR Cage pursuant to Section 2.1(a) that are retained by KKR Cage following the consummation of the KKR Internal Restructuring equal to the number of Rollover Acquired EOC Common Units sold to Pubco or its designee by KKR Cage pursuant to this Section 2.1(c), (y) 100% of the Class X Common Stock received by each of KKR Aggregator Blocker and KKR XI Blocker in connection with the KKR Internal Restructuring and (z) a number of the shares of Pubco Class X Common Stock received by DAW Family Trust pursuant to Section 2.1(a) equal to the number of Rollover Acquired EOC Common Units sold to Pubco or its designee by DAW Family Trust pursuant to this Section 2.1(c), in each case, for no consideration. In addition, as set forth in the Tax Receivable Agreement, each of the MSD Members, DAW, SL Technology Investors, SLP AIV III and KKR Cage may receive certain payments under the Tax Receivable Agreement in respect of the Rollover Acquired EOC Common Units received as consideration for the exchange of their Zuffa Common Units described in this Section 2.1(b) and KKR Cage may receive certain payments under the Tax Receivable Agreement as consideration for the sale of its Rollover Acquired EOC Common Units described in this Section 2.1(b).

(d)    Promptly following the KKR Mergers, a Private Placement Investor shall (and Pubco shall cause a Private Placement Investor to) purchase, acquire and accept from the KKR Blocker Parents, and the KKR Blocker Parents shall sell, transfer, assign and convey to Pubco or its designee, all of the KKR Blocker Parents’ right, title and interest in and to a number of shares of Pubco Class A Common Stock issued to the KKR Blocker Parents in connection with the KKR Mergers equal to the KKR Pubco Cash Consideration, divided by the IPO Price (rounded down to the nearest whole share) in exchange for the KKR Pubco Cash Consideration.

(e)    Notwithstanding anything to the contrary in Section 2.1(c), at the option of the Endeavor Parties, KKR Cage and DAW Family Trust shall, in lieu of (i) exchanging the number of their Zuffa Common Units having a value equal to the value of the Rollover Acquired EOC Common Units that would otherwise be sold by such Seller pursuant Section 2.1(c) (the “Zuffa Cash Units”) and (ii) subsequently selling such Rollover Acquired EOC Common Units to Pubco or its designee for the applicable portion of the Rollover Cash Consideration, instead sell such Zuffa Cash Units directly to Pubco or its designee in exchange for the applicable portion of the Rollover Cash Consideration.

(f)    Each of MSD Basquiat, MSD Sports and MSD EIV hereby acknowledges and agrees that its execution and delivery of this Agreement shall be deemed to satisfy the notice requirement set forth in Section 2.8 of each of the Warrant Agreements.

(g)    Notwithstanding anything herein to the contrary, upon delivery of written notice to the Endeavor Parties no later than thirty (30) days following the date hereof the MSD Members shall be entitled to direct that:

(i)    promptly following the exchange described in the first sentence of Section 2.1(c), the MSD Members will sell to Pubco or its designee all of their right, title and interest in and to all or a portion of their Rollover Acquired EOC Common Units in exchange for cash at a per unit price equal to the IPO Price;

(ii)    in lieu of the transactions described in Section 2.1(c) solely with respect to the MSD Members, the MSD Members will (x) contribute, transfer, assign and convey to EOC all of their right, title and interest in and to all or a portion of the Warrants, free and clear of any and all Encumbrances (other than restrictions on the right to sell or otherwise dispose of such Warrants set forth in the Warrant Agreements or imposed by state and federal securities laws), in exchange for such number of Rollover Acquired EOC Common Units equal to the applicable portion of the value set forth next to such MSD Member’s name in Section (b) of Annex I to the Endeavor Disclosure Schedule for the Warrants being exchanged for Rollover Acquired EOC Common Units pursuant to this Section 2.1(g)(ii), divided by the IPO Price (rounded down to the nearest whole unit) (provided, that any Warrants not exchanged for Rollover Acquired EOC Common Units by the MSD Members pursuant to this Section 2.1(g)(ii) shall, at the election of the MSD Members, be treated as provided in Section 2.1(c) with respect to the MSD Members, Section 2.1(g)(i), Section 2.1(g)(iii) or Section 2.1(g)(iv)) and (y) at the option of the MSD Members, promptly thereafter, sell to Pubco or its designee all of its right, title and interest in and to all or a portion of its Rollover Acquired EOC Common Units in exchange for cash at a per unit price equal to the IPO Price;

(iii)    in lieu of the transactions described in Section 2.1(c) solely with respect to the MSD Members, the MSD Members will sell, transfer, assign and convey to Pubco or its designee all of their right, title and interest in and to all or a portion of the Warrants, free and clear of any and all Encumbrances (other than restrictions on the right to sell or otherwise dispose of such Warrants set forth in the Warrant Agreements or imposed by state and federal securities laws) in exchange for cash at a per Warrant price equal to (x) the IPO Price, multiplied by (y) the number of EOC Common Units the MSD Members would have received if they had net exercised such Warrant for Zuffa Common Units and subsequently exchanged such Zuffa Common Units for EOC Common Units pursuant to Section 2.1(c)(i) (provided, that any Warrants not sold by the MSD Members pursuant to this Section 2.1(g)(iii) shall be treated as provided in Section 2.1(c) with respect to the MSD Members, Section 2.1(g)(i), Section 2.1(g)(ii) or
Section 2.1(g)(iv)); or

(iv)    in lieu of the transactions described in Section 2.1(c) solely with respect to the MSD Members, the MSD Members will contribute, transfer assign and convey to Pubco all of their right, title and interest in and to all or a portion of the Warrants, free and clear of any and all Encumbrances (other than restrictions on the right to sell or otherwise dispose of such Warrants set forth in the Warrant Agreements or imposed by state and federal securities laws), in exchange for such number of shares of Pubco Class A Common Stock equal to the applicable portion of the value set forth next to such MSD Member’s name in Section (b) of Annex I to the Endeavor Disclosure Schedule for the Warrants being exchanged for shares of Pubco Class A Common Stock pursuant to this Section 2.1(g)(iv), divided by the IPO Price (rounded down to the nearest whole unit) (provided, that any Warrants not sold by the MSD Members pursuant to this Section 2.1(g)(iii) shall be treated as provided in Section 2.1(c) with respect to the MSD Members, Section 2.1(g)(i), Section 2.1(g)(ii) or Section 2.1(g)(iii));

(h)    For the avoidance of doubt, all MSD Warrants must either be exercised, contributed and exchanged for Rollover Acquired EOC Common Units pursuant to Section 2.1(c) and/or contributed, exchanged, sold or otherwise transferred pursuant to Section 2.1(g).

(i)    Notwithstanding anything to the contrary herein, the Endeavor Parties shall not be required to take any action that would otherwise be required by Section 2.1(c) solely with respect to the MSD Members or Section 2.1(g) if such action would have an adverse tax impact on the Endeavor Parties or any of their respective equityholders (other than a de minimis adverse tax impact).

2.2    UFC Co-Invest. On the terms and conditions set forth herein, UFC Co-Invest shall, at the Closing, sell, transfer, assign and convey to EOC or its designee all of its right, title and interest in and to all of the Zuffa Common Units held by UFC Co-Invest, free and clear of any and all Encumbrances (other than restrictions on the right to sell or otherwise dispose of such Zuffa Common Units set forth in the Zuffa LLC Agreement or imposed by state and federal securities laws), in exchange for the Co-Invest Cash Consideration, which shall be distributed to members of UFC Co-Invest in accordance with the organizational documents of UFC Co-Invest.

2.3    Profits Members.

(a)    On the terms and conditions set forth herein, Pubco shall, at the Closing, issue to each of Ariel Emanuel, Patrick Whitesell and Dana White such number of shares of Pubco Class X Common Stock equal to the number of EOC Common Units received by such Profits Member pursuant to this Section 2.3.

(b)    On the terms and conditions set forth herein, Pubco shall, at the Closing, issue to each of Ariel Emanuel and Patrick Whitesell such number of shares of Pubco Class Y Common Stock equal to the number of EOC Common Units received by such Profits Member pursuant to this Section 2.3.

(c)    On the terms and conditions set forth herein, UFC Management Holdco shall, at the Closing, contribute, transfer, assign and convey to EOC or its designee all of its right, title and interest in and to all of the Zuffa Profits Units held by it in exchange for such number of EOC Common Units equal to the value set forth in Section (c) of Annex I to the Endeavor Disclosure Schedule, divided by the IPO Price.

(d)    On the terms and conditions set forth herein, UFC Management Holdco II shall, at the Closing, contribute, transfer, assign and convey to EOC or its designee all of its right, title and interest in and to all of the Zuffa Profits Units held by it in exchange for such number of EOC Common Units equal to the value set forth in Section (c) of Annex I to the Endeavor Disclosure Schedule, divided by the IPO Price.

(e)    On the terms and conditions set forth herein, each of Ariel Emanuel, Patrick Whitesell, and Dana White shall, at the Closing, contribute, transfer, assign and convey to EOC all of his right, title and interest in and to the Zuffa Profits Units held by him in exchange for such number of EOC Common Units equal to the value set forth in Section (c) of Annex I to the Endeavor Disclosure Schedule, divided by the IPO Price, which EOC Common Units will be subject to substantially similar vesting terms as the Zuffa Profits Units exchanged in respect thereof. In addition, as set forth in the Tax Receivable Agreement, Ariel Emanuel, Patrick Whitesell and Dana White may receive certain payments under the Tax Receivable Agreement in respect of their EOC Common Units received as consideration for the exchange of Zuffa Profits Units described in this Section 2.3(c).

(f)    The number of EOC Common Units to be exchanged for Zuffa Profits Units pursuant to this Section 2.3 shall be calculated after applying the Adjustment.

2.4    Deliverables.

(a)    Endeavor Parties Deliverables. On the Closing Date and substantially contemporaneously with the Closing:

(i)    EOC shall issue to each Rollover Seller, UFC Management Holdco, UFC Management Holdco II, Ariel Emanuel, Patrick Whitesell and Dana White such number of EOC Common Units to be received by such Person pursuant to Section 2.1 and Section 2.3, as applicable;

(ii)    EOC or its designee shall deliver to UFC Co-Invest the Co-Invest Cash Consideration;

(iii)    Pubco shall issue to each Rollover Seller, Ariel Emanuel, Patrick Whitesell and Dana White such number of shares of Pubco Class X Common Stock equal to the number of EOC Common Units received by such Person pursuant to Section 2.1 and Section 2.3, as applicable;

(iv)    Pubco shall issue to each of SL Technology Investors, SLP AIV III, Ariel Emanuel and Patrick Whitesell such number of shares of Pubco Class Y Common Stock equal to the number of EOC Common Units received by such Person pursuant to Section 2.1 and Section 2.3, as applicable;

(v)    Pubco or its designee shall transfer, pay and deliver to KKR Cage and DAW Family Trust the applicable portion of the Rollover Cash Consideration pursuant to the terms hereof, in each case, in U.S. Dollars by wire transfer to the account designated by the applicable Seller;

(vi)    EOC shall provide to each Rollover Seller, Ariel Emanuel, Patrick Whitesell and Dana White a copy of the executed A&R EOC LLC Agreement;

(vii)    Endeavor Manager shall provide to UFC Management Holdco and UFC Management Holdco II a copy of the executed Endeavor Manager LLC Agreement;

(viii)    Pubco shall provide to each of SL Technology Investors, SLP AIV III, KKR Cage, MSD Blocker Parent, DAW, SLP Blocker Parent, the KKR Aggregator Blocker Shareholders, KKR XI Blocker Parent, Ariel Emanuel, Patrick Whitesell and Dana White a copy of the executed Tax Receivable Agreement;

(ix)    Pubco shall provide to each of SL Technology Investors, SLP AIV III, SLP Blocker Parent, Ariel Emanuel and Patrick Whitesell a copy of the executed Stockholders Agreement; and

(x)    Pubco shall provide to each of SL Technology Investors, SLP AIV III, KKR Cage, DAW, the MSD Members, Ariel Emanuel, SLP Blocker Parent, the KKR Aggregator Blocker Shareholders, KKR XI Blocker Parent, Patrick Whitesell and Dana White a copy of the executed Registration Rights Agreement.

(b)    Seller Deliverables. On the Closing Date and substantially contemporaneously with the Closing:

(i)    each Rollover Seller, Ariel Emanuel, Patrick Whitesell and Dana White shall provide to EOC a copy of the executed A&R EOC LLC Agreement;

(ii)    each of SL Technology Investors, SLP AIV III, KKR Cage, DAW, MSD Blocker Parent, SLP Blocker Parent, KKR Aggregator Blocker Shareholders, KKR XI Blocker Parent, Ariel Emanuel, Patrick Whitesell and Dana White shall provide to Pubco a copy of the executed Tax Receivable Agreement;

(iii)    each of SL Technology Investors, SLP AIV III, SLP Blocker Parent, Ariel Emanuel and Patrick Whitesell shall provide to Pubco a copy of the executed Stockholders Agreement;

(iv)    each of SL Technology Investors, SLP AIV III, SLP Blocker Parent, KKR XI Blocker Parent, MSD Blocker Parent, KKR Cage, Ariel Emanuel, Patrick Whitesell, UFC Co-Invest, the MSD Members and DAW shall have provided to EOC a duly executed and valid IRS Form W-9;

(v)    a certificate signed by a duly authorized officer of KKR Blocker Aggregator complying with the requirements of Section 1445 of the Code and Treasury Regulations thereunder stating that KKR Blocker Aggregator has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date, together with the required notice to the IRS under Treasury Regulations Section 1.897-2(h); and

(vi)    each of SL Technology Investors, SLP AIV III, KKR Cage, DAW, the MSD Members, SLP Blocker Parent, the KKR Aggregator Blocker Shareholders, KKR XI Blocker Parent Ariel Emanuel, Patrick Whitesell and Dana White shall provide to Pubco a copy of the executed Registration Rights Agreement.

2.5    Closing. Unless this Agreement shall have been terminated pursuant to Article X hereof, the consummation of the Transactions (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, substantially concurrently with the closing of the IPO, so long as all other conditions to the obligations of the parties set forth in Article IX (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date) have been satisfied or, to the extent permitted by applicable Law, waived, or at such other date, time or place as agreed by the parties, on the terms and subject to the conditions of this Agreement. The date on which the Closing occurs is referred to as the “Closing Date”.

2.6    Withholding. Consideration or value to be delivered by any of the Endeavor Parties (or their direct or indirect subsidiaries) in connection with this Agreement shall be delivered free and clear of any withholding or deduction for Taxes, except as otherwise required by Law. To the extent that amounts are deducted or withheld consistent with this Section 2.6, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made. For the avoidance of doubt, any applicable withholding agent described in this Section 2.6 shall be entitled to meet any withholding obligation it may have by withholding from equity interests deliverable in connection with this Agreement (or from any subsequent provision of value from such withholding agent or its affiliates to the applicable payee).

ARTICLE III.

MERGERS

3.1    SLP Blockers.

(a)    SLP Blocker Merger.

(i)    At the SLP Blocker Effective Time, SLP Merger Sub shall be merged with and into SLP Blocker in accordance with the DGCL (such merger, the “SLP Blocker Merger”). The separate existence of SLP Merger Sub shall thereupon cease and SLP Blocker shall continue as the surviving entity and continue its existence under the Laws of the State of Delaware.

(ii)    On the terms and conditions set forth herein, as promptly as reasonably practicable on the Closing Date, or such other date and time to which the Endeavor Parties and SLP may agree in writing, SLP Merger Sub or SLP Blocker shall cause a certificate of merger with respect to the SLP Blocker Merger (the “SLP Blocker Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The SLP Blocker Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be provided for in the SLP Blocker Certificate of Merger (the “SLP Blocker Effective Time”).

(iii)    The SLP Blocker Merger shall have the effect specified in the DGCL. Without limiting the generality of the foregoing, following the consummation of the SLP Blocker Merger, SLP Blocker shall succeed, insofar as provided by Law, to all rights, privileges, immunities, franchises, assets, liabilities, duties and obligations of SLP Merger Sub in accordance with the DGCL.

(b)    SLP Blocker Merger; Name, Certificate of Incorporation, Bylaws and Directors and Officers.

(i)    Following the completion of the SLP Blocker Merger, the name of SLP Blocker, as the surviving entity, shall remain unchanged until changed in accordance with applicable Laws.

(ii)    At the SLP Blocker Effective Time, the certificate of incorporation of SLP Blocker shall be amended and restated in its entirety to read substantially identically to the certificate of incorporation of SLP Merger Sub as in effect immediately prior to the SLP Blocker Effective Time (except that all references in the certificate of incorporation of SLP Merger Sub (A) to its name, date of incorporation, registered office and registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of SLP Blocker as provided in the certificate of incorporation of SLP Blocker immediately prior to the SLP Blocker Effective Time and (B) naming the incorporator(s), the initial board of directors, or original subscribers for shares of SLP Merger Sub shall be omitted) and such amended and restated certificate of incorporation shall be the certificate of incorporation of the entity surviving the SLP Blocker Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iii)    SLP Blocker shall take all necessary action such that, immediately following the SLP Blocker Effective Time, the bylaws of SLP Blocker shall be amended and restated in its entirety to read substantially identically to the bylaws of SLP Merger Sub as in effect immediately prior to the SLP Blocker Effective Time (except that references to the name of SLP Merger Sub shall be replaced by the name of the entity surviving the SLP Blocker Merger) and such amended and restated bylaws shall be the bylaws of the entity surviving the SLP Blocker Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iv)    As of the SLP Blocker Effective Time, each of SLP Merger Sub and SLP Blocker shall take such actions so that the directors and officers of SLP Merger Sub immediately prior to the SLP Blocker Effective Time shall become the directors and officers, respectively, of the surviving entity in the SLP Blocker Merger, each until the expiration of the current term of such director or officer as such, the appointment, election and qualification of his or her respective successor or his or her prior death, resignation, retirement or removal from directorship or office, as applicable.

(c)    SLP Blocker Merger; Conversion of Securities.

(i)    As of the date hereof, all issued and outstanding shares of common stock, par value $0.01 per share, of SLP Merger Sub (“SLP Merger Sub Common Stock”), are held by Pubco. As of the date hereof, all issued and outstanding Sub Common Stock”), are held by Pubco. As of the date hereof, all issued and outstanding shares of common stock, par value $0.01 per share, of SLP Blocker (“SLP Blocker Common Stock”) are held by SLP Blocker Parent.

(ii)    At the SLP Blocker Effective Time, each of the following shall, by virtue of the SLP Blocker Merger and without any further action on the part of the holders thereof, be deemed to occur: (A) all shares of SLP Blocker Common Stock issued and outstanding immediately prior to the SLP Blocker Effective Time shall be converted into (1) such number of shares of Pubco Class A Common Stock equal to the value set forth in Section (d) of Annex I to the Endeavor Disclosure Schedule, divided by the IPO Price (rounded down to the nearest whole share), (2) a number of shares of Pubco Class Y Common Stock equal to the number of shares of Pubco Class A Common Stock issued to SLP Blocker Parent pursuant to this Section 3.1(c)(ii) and (3) rights under the Tax Receivable Agreement; and (B) each share of SLP Merger Sub Common Stock issued and outstanding immediately prior to the SLP Blocker Effective Time shall automatically be converted into and become one fully paid and nonassessable share of SLP Blocker Common Stock.

(d)    SLP Pubco Merger.

(i)    At the SLP Pubco Effective Time, SLP Blocker shall be merged with and into Pubco in accordance with the DGCL (such merger, the “SLP Pubco Merger” and together with the SLP Blocker Merger, the “SLP Mergers”). The separate existence of SLP Blocker shall thereupon cease and Pubco shall continue as the surviving entity and continue its corporate existence under the Laws of the State of Delaware.

(ii)    On the terms and conditions set forth herein, as promptly as reasonably practicable on the Closing Date, or such other date and time to which the Endeavor Parties and SLP may agree in writing, SLP Blocker or Pubco shall cause a certificate of merger with respect to the SLP Pubco Merger (the “SLP Pubco Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The SLP Pubco Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be provided for in the SLP Pubco Certificate of Merger (the “SLP Pubco Effective Time”), which shall be immediately following the SLP Blocker Effective Time.

(iii)    The SLP Pubco Merger shall have the effect specified in the DGCL. Without limiting the generality of the foregoing, following the consummation of the SLP Pubco Merger, Pubco shall succeed, insofar as provided by Law, to all rights, privileges, immunities, franchises, assets, liabilities, duties and obligations of SLP Blocker in accordance with the DGCL.

(e)    SLP Pubco Merger; Name, Certificate of Incorporation, Bylaws and Directors and Officers.

(i)    Following the completion of the SLP Pubco Merger, the name of Pubco shall remain “Endeavor Group Holdings, Inc.” until changed in accordance with applicable Laws.

(ii)    The certificate of incorporation of Pubco, as amended and in effect immediately prior to the SLP Pubco Effective Time, shall be the certificate of incorporation of Pubco immediately following the completion of the SLP Pubco Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iii)    The bylaws of Pubco, as amended and in effect immediately prior to the SLP Pubco Effective Time, shall be the bylaws of Pubco immediately following the completion of the SLP Pubco Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iv)    The directors and officers of Pubco immediately prior to the SLP Pubco Effective Time shall be the directors and officers, respectively, of the surviving corporation in the SLP Pubco Merger, each until the expiration of the current term of such director or officer as such, the appointment, election and qualification of his or her respective successor or his or her prior death, resignation, retirement or removal from directorship or office, as applicable.

(f)    SLP Pubco Merger; Conversion of Securities.

(i)    Immediately following the SLP Blocker Merger, but immediately prior to the SLP Pubco Merger, all of the issued and outstanding shares of SLP Blocker Common Stock shall be held by Pubco.

(ii)    At the SLP Pubco Effective Time, by virtue of the SLP Pubco Merger and without any further action on the part of the holders thereof, all shares of SLP Blocker Common Stock issued and outstanding immediately prior to the SLP Pubco Effective Time and all rights in respect thereof shall forthwith no longer be outstanding, shall be cancelled and shall cease to exist and no consideration shall be issued in respect thereof and each certificate, if any, previously representing such shares of SLP Blocker Common Stock shall be cancelled. Notwithstanding the SLP Pubco Merger, all equity interests of Pubco issued and outstanding immediately prior to the SLP Pubco Effective Time shall remain issued and outstanding immediately following the completion of the SLP Pubco Merger.

3.2    KKR Blockers.

(a)    KKR Aggregator Blocker Merger.

(i)    At the KKR Aggregator Blocker Effective Time, KKR Merger Sub 1 shall be merged with and into KKR Aggregator Blocker in accordance with the DGCL and the DLLCA (such merger, the “KKR Aggregator Blocker Merger”). The separate existence of KKR Merger Sub 1 shall thereupon cease and KKR Aggregator Blocker shall continue as the surviving entity and continue its existence under the Laws of the State of Delaware.

(ii)    On the terms and conditions set forth herein, as promptly as reasonably practicable on the Closing Date, or such other date and time to which the Endeavor Parties and KKR may agree in writing, KKR Merger Sub 1 or KKR Aggregator Blocker shall cause a certificate of merger with respect to the KKR Aggregator Blocker Merger (the “KKR Aggregator Blocker Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and the DLLCA and shall make all other filings required under the DGCL and the DLLCA. The KKR Aggregator Blocker Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be provided for in the KKR Aggregator Blocker Certificate of Merger (the “KKR Aggregator Blocker Effective Time”).

(iii)    The KKR Aggregator Blocker Merger shall have the effect specified in the DGCL and the DLLCA. Without limiting the generality of the foregoing, following the consummation of the KKR Aggregator Blocker Merger, KKR Aggregator Blocker shall succeed, insofar as provided by Law, to all rights, privileges, immunities, franchises, assets, liabilities, duties and obligations of KKR Merger Sub 1 in accordance with the DGCL and the DLLCA.

(b)    KKR Aggregator Blocker Merger; Name, Certificate of Incorporation, Bylaws and Directors and Officers.

(i)    Following the completion of the KKR Aggregator Blocker Merger, the name of KKR Aggregator Blocker, as the surviving entity, shall remain unchanged until changed in accordance with applicable Laws.

(ii)    At the KKR Aggregator Blocker Effective Time, the certificate of incorporation of KKR Aggregator Blocker shall be amended and restated in its entirety to read substantially identically to the certificate of incorporation of KKR Merger Sub 1 as in effect immediately prior to the KKR Aggregator Blocker Effective Time (except that all references in the certificate of incorporation of KKR Merger Sub 1 (A) to its name, date of incorporation, registered office and registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of KKR Aggregator Blocker as provided in the certificate of incorporation of KKR Aggregator Blocker immediately prior to the KKR Aggregator Blocker Effective Time and (B) naming the incorporator(s), the initial board of directors, or original subscribers for shares of KKR Merger Sub 1 shall be omitted) and such amended and restated certificate of incorporation shall be the certificate of incorporation of the entity surviving the KKR Aggregator Blocker Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iii)    KKR Aggregator Blocker shall take all necessary action such that, immediately following the KKR Aggregator Blocker Effective Time, the bylaws of KKR Aggregator Blocker shall be amended and restated in its entirety to read substantially identically to the bylaws of KKR Merger Sub 1 as in effect immediately prior to the KKR Aggregator Blocker Effective Time (except that references to the name of KKR Merger Sub 1 shall be replaced by the name of the entity surviving the KKR Aggregator Blocker Merger) and such amended and restated bylaws shall be the bylaws of the entity surviving the KKR Aggregator Blocker Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iv)    As of the KKR Aggregator Blocker Effective Time, each of KKR Merger Sub 1 and KKR Aggregator Blocker shall take such actions so that the directors and officers of KKR Merger Sub 1 immediately prior to the KKR Aggregator Blocker Effective Time shall become the directors and officers, respectively, of the surviving entity in the KKR Aggregator Blocker Merger, each until the expiration of the current term of such director or officer as such, the appointment, election and qualification of his or her respective successor or his or her prior death, resignation, retirement or removal from directorship or office, as applicable.

(c)    KKR Aggregator Blocker Merger; Conversion of Securities.

(i)    As of the date hereof, all issued and outstanding shares of common stock, par value $0.01 per share, of KKR Merger Sub 1 (“KKR Merger Sub 1 Common Stock”), are held by Pubco. As of the date hereof, all issued and outstanding limited liability company interests of KKR Aggregator Blocker (“KKR Aggregator Blocker Units”) are held by the KKR Aggregator Blocker Shareholders.

(ii)    At the KKR Aggregator Blocker Effective Time, each of the following shall, by virtue of the KKR Aggregator Blocker Merger and without any further action on the part of the holders thereof, be deemed to occur: (A) all KKR Aggregator Blocker Units issued and outstanding immediately prior to the KKR Aggregator Blocker Effective Time shall be converted into (1) such number of shares of Pubco Class A Common Stock equal to the value set forth in Section (e) of Annex I to the Endeavor Disclosure Schedule, divided by the IPO Price (rounded down to the nearest whole share) and (2) rights under the Tax Receivable Agreement; and (B) each share of KKR Merger Sub 1 Common Stock issued and outstanding immediately prior to the KKR Aggregator Blocker Effective Time shall automatically be converted into and become one fully paid and nonassessable KKR Aggregator Blocker Unit.

(d)    KKR Aggregator Pubco Merger.

(i)    At the KKR Aggregator Pubco Effective Time, KKR Aggregator Blocker shall be merged with and into Pubco in accordance with the DGCL and the DLLCA (such merger, the “KKR Aggregator Pubco Merger” and together with the KKR Aggregator Blocker Merger, the “KKR Aggregator Mergers”). The separate existence of KKR Aggregator Blocker shall thereupon cease and Pubco shall continue as the surviving entity and continue its corporate existence under the Laws of the State of Delaware.

(ii)    On the terms and conditions set forth herein, as promptly as reasonably practicable on the Closing Date, or such other date and time to which the Endeavor Parties and KKR may agree in writing, KKR Aggregator Blocker or Pubco shall cause a certificate of merger with respect to the KKR Aggregator Pubco Merger (the “KKR Aggregator Pubco Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and the DLLCA and shall make all other filings required under the DGCL and the DLLCA. The KKR Aggregator Pubco Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be provided for in the KKR Aggregator Pubco Certificate of Merger (the “KKR Aggregator Pubco Effective Time”), which shall be immediately following the KKR Aggregator Blocker Effective Time.

(iii)    The KKR Aggregator Pubco Merger shall have the effect specified in the DGCL and the DLLCA. Without limiting the generality of the foregoing, following the consummation of the KKR Aggregator Pubco Merger, Pubco shall succeed, insofar as provided by Law, to all rights, privileges, immunities, franchises, assets, liabilities, duties and obligations of KKR Aggregator Blocker in accordance with the DGCL and the DLLCA.

(e)    KKR Aggregator Pubco Merger; Name, Certificate of Incorporation, Bylaws and Directors and Officers.

(i)    Following the completion of the KKR Aggregator Pubco Merger, the name of Pubco shall remain “Endeavor Group Holdings, Inc.” until changed in accordance with applicable Laws.

(ii)    The certificate of incorporation of Pubco, as amended and in effect immediately prior to the KKR Aggregator Pubco Effective Time, shall be the certificate of incorporation of Pubco immediately following the completion of the KKR Aggregator Pubco Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iii)    The bylaws of Pubco, as amended and in effect immediately prior to the KKR Aggregator Pubco Effective Time, shall be the bylaws of Pubco immediately following the completion of the KKR Aggregator Pubco Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iv)    The directors and officers of Pubco immediately prior to the KKR Aggregator Pubco Effective Time shall be the directors and officers, respectively, of the surviving corporation in the KKR Aggregator Pubco Merger, each until the expiration of the current term of such director or officer as such, the appointment, election and qualification of his or her respective successor or his or her prior death, resignation, retirement or removal from directorship or office, as applicable.

(f)    KKR Aggregator Pubco Merger; Conversion of Securities.

(i)    Immediately following the KKR Aggregator Blocker Merger, but immediately prior to the KKR Aggregator Pubco Merger, all of the issued and outstanding KKR Aggregator Blocker Units shall be held by Pubco.

(ii)    At the KKR Aggregator Pubco Effective Time, by virtue of the KKR Aggregator Pubco Merger and without any further action on the part of the holders thereof, all KKR Aggregator Blocker Units issued and outstanding immediately prior to the KKR Aggregator Pubco Effective Time and all rights in respect thereof shall forthwith no longer be outstanding, shall be cancelled and shall cease to exist and no consideration shall be issued in respect thereof and each certificate, if any, previously representing such KKR Aggregator Blocker Units shall be cancelled. Notwithstanding the KKR Aggregator Pubco Merger, all equity interests of Pubco issued and outstanding immediately prior to the KKR Aggregator Pubco Effective Time shall remain issued and outstanding immediately following the completion of the KKR Aggregator Pubco Merger.

(g)    KKR XI Blocker Merger.

(i)    At the KKR XI Blocker Effective Time, KKR Merger Sub 2 shall be merged with and into KKR XI Blocker in accordance with the DGCL and the DRULPA (such merger, the “KKR XI Blocker Merger”). The separate existence of KKR Merger Sub 2 shall thereupon cease and KKR XI Blocker shall continue as the surviving entity and continue its existence under the Laws of the State of Delaware.

(ii)    On the terms and conditions set forth herein, as promptly as reasonably practicable on the Closing Date, or such other date and time to which the Endeavor Parties and KKR may agree in writing, KKR Merger Sub 2 or KKR XI Blocker shall cause a certificate of merger with respect to the KKR XI Blocker Merger (the “KKR XI Blocker Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and the DRULPA and shall make all other filings required under the DGCL and the DRULPA. The KKR XI Blocker Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be provided for in the KKR XI Blocker Certificate of Merger (the “KKR XI Blocker Effective Time”).

(iii)    The KKR XI Blocker Merger shall have the effect specified in the DGCL and the DRULPA. Without limiting the generality of the foregoing, following the consummation of the KKR XI Blocker Merger, KKR XI Blocker shall succeed, insofar as provided by Law, to all rights, privileges, immunities, franchises, assets, liabilities, duties and obligations of KKR Merger Sub 2 in accordance with the DGCL and the DRULPA.

(h)    KKR XI Blocker Merger; Name, Certificate of Incorporation, Bylaws and Directors and Officers.

(i)    Following the completion of the KKR XI Blocker Merger, the name of KKR XI Blocker, as the surviving entity, shall remain unchanged until changed in accordance with applicable Laws.

(ii)    At the KKR XI Blocker Effective Time, the certificate of incorporation of KKR XI Blocker shall be amended and restated in its entirety to read substantially identically to the certificate of incorporation of KKR Merger Sub 2 as in effect immediately prior to the KKR XI Blocker Effective Time (except that all references in the certificate of incorporation of KKR Merger Sub 2 (A) to its name, date of incorporation, registered office and registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of KKR XI Blocker as provided in the certificate of incorporation of KKR XI Blocker immediately prior to the KKR XI Blocker Effective Time and (B) naming the incorporator(s), the initial board of directors, or original subscribers for shares of KKR Merger Sub 2 shall be omitted) and such amended and restated certificate of incorporation shall be the certificate of incorporation of the entity surviving the KKR XI Blocker Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iii)    KKR XI Blocker shall take all necessary action such that, immediately following the KKR XI Blocker Effective Time, the bylaws of KKR XI Blocker shall be amended and restated in its entirety to read substantially identically to the bylaws of KKR Merger Sub 2 as in effect immediately prior to the KKR XI Blocker Effective Time (except that references to the name of KKR Merger Sub 2 shall be replaced by the name of the entity surviving the KKR XI Blocker Merger) and such amended and restated bylaws shall be the bylaws of the entity surviving the KKR XI Blocker Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iv)    As of the KKR XI Blocker Effective Time, each of KKR Merger Sub 2 and KKR XI Blocker shall take such actions so that the directors and officers of KKR Merger Sub 2 immediately prior to the KKR XI Blocker Effective Time shall become the directors and officers, respectively, of the surviving entity in the KKR XI Blocker Merger, each until the expiration of the current term of such director or officer as such, the appointment, election and qualification of his or her respective successor or his or her prior death, resignation, retirement or removal from directorship or office, as applicable.

(i)    KKR XI Blocker Merger; Conversion of Securities.

(i)    As of the date hereof, all issued and outstanding shares of common stock, par value $0.01 per share, of KKR Merger Sub 2 (“KKR Merger Sub 2 Common Stock”), are held by Pubco. As of the date hereof, all issued and outstanding limited liability company interests of KKR XI Blocker (“KKR XI Blocker Units”, and together with the KKR Aggregator Blocker Units, the “KKR Blocker Units”) are held by KKR XI Blocker Parent.

(ii)    At the KKR XI Blocker Effective Time, each of the following shall, by virtue of the KKR XI Blocker Merger and without any further action on the part of the holders thereof, be deemed to occur: (A) all KKR XI Blocker Units issued and outstanding immediately prior to the KKR XI Blocker Effective Time shall be converted into (1) such number of shares of Pubco Class A Common Stock equal to the value set forth in Section (e) of Annex I to the Endeavor Disclosure Schedule, divided by the IPO Price (rounded down to the nearest whole share) and (2) rights under the Tax Receivable Agreement; and (B) each share of KKR Merger Sub 2 Common Stock issued and outstanding immediately prior to the KKR XI Blocker Effective Time shall automatically be converted into and become one fully paid and nonassessable KKR XI Blocker Unit.

(j)    KKR XI Pubco Merger.

(i)    At the KKR XI Pubco Effective Time, KKR XI Blocker shall be merged with and into Pubco in accordance with the DGCL and the DRULPA (such merger, the “KKR XI Pubco Merger” and together with the KKR XI Blocker Merger, the “KKR XI Mergers” and together with the KKR Aggregator Mergers, the “KKR Mergers”). The separate existence of KKR XI Blocker shall thereupon cease and Pubco shall continue as the surviving entity and continue its corporate existence under the Laws of the State of Delaware.

(ii)    On the terms and conditions set forth herein, as promptly as reasonably practicable on the Closing Date, or such other date and time to which the Endeavor Parties and KKR may agree in writing, KKR XI Blocker or Pubco shall cause a certificate of merger with respect to the KKR XI Pubco Merger (the “KKR XI Pubco Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and the DLLCA and shall make all other filings required under the DGCL and the DLLCA. The KKR XI Pubco Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be provided for in the KKR XI Pubco Certificate of Merger (the “KKR XI Pubco Effective Time”), which shall be immediately following the KKR XI Blocker Effective Time.

(iii)    The KKR XI Pubco Merger shall have the effect specified in the DGCL and the DRULPA. Without limiting the generality of the foregoing, following the consummation of the KKR XI Pubco Merger, Pubco shall succeed, insofar as provided by Law, to all rights, privileges, immunities, franchises, assets, liabilities, duties and obligations of KKR XI Blocker in accordance with the DGCL and the DRULPA.

(k)    KKR XI Pubco Merger; Name, Certificate of Incorporation, Bylaws and Directors and Officers.

(i)    Following the completion of the KKR XI Pubco Merger, the name of Pubco shall remain “Endeavor Group Holdings, Inc.” until changed in accordance with applicable Laws.

(ii)    The certificate of incorporation of Pubco, as amended and in effect immediately prior to the KKR XI Pubco Effective Time, shall be the certificate of incorporation of Pubco immediately following the completion of the KKR XI Pubco Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iii)    The bylaws of Pubco, as amended and in effect immediately prior to the KKR XI Pubco Effective Time, shall be the bylaws of Pubco immediately following the completion of the KKR XI Pubco Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iv)    The directors and officers of Pubco immediately prior to the KKR XI Pubco Effective Time shall be the directors and officers, respectively, of the surviving corporation in the KKR XI Pubco Merger, each until the expiration of the current term of such director or officer as such, the appointment, election and qualification of his or her respective successor or his or her prior death, resignation, retirement or removal from directorship or office, as applicable.

(l)    KKR XI Pubco Merger; Conversion of Securities.

(i)    Immediately following the KKR XI Blocker Merger, but immediately prior to the KKR XI Pubco Merger, all of the issued and outstanding KKR XI Blocker Units shall be held by Pubco.

(ii)    At the KKR XI Pubco Effective Time, by virtue of the KKR XI Pubco Merger and without any further action on the part of the holders thereof, all KKR XI Blocker Units issued and outstanding immediately prior to the KKR XI Pubco Effective Time and all rights in respect thereof shall forthwith no longer be outstanding, shall be cancelled and shall cease to exist and no consideration shall be issued in respect thereof and each certificate, if any, previously representing such KKR XI Blocker Units shall be cancelled. Notwithstanding the KKR XI Pubco Merger, all equity interests of Pubco issued and outstanding immediately prior to the KKR XI Pubco Effective Time shall remain issued and outstanding immediately following the completion of the KKR XI Pubco Merger.

3.3    UFC Management Holdco.

(a)    Management Holdco Merger.

(i)    At the Management Holdco Effective Time, UFC Management Holdco shall be merged with and into Endeavor Manager in accordance with the DLLCA (such merger, the “Management Holdco Merger”). The separate existence of UFC Management Holdco shall thereupon cease and Endeavor Manager shall continue as the surviving entity and continue its existence under the Laws of the State of Delaware.

(ii)    On the terms and conditions set forth herein, as promptly as reasonably practicable on the Closing Date, or such other date and time to which UFC Management Holdco and Endeavor Manager may agree, UFC Management Holdco or Endeavor Manager shall cause a certificate of merger with respect to the Management Holdco Merger (the “Management Holdco Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DLLCA and shall make all other filings required under the DLLCA. The Management Holdco Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be provided for in the Management Holdco Certificate of Merger (the “Management Holdco Effective Time”).

(iii)    The Management Holdco Merger shall have the effect specified in the DLLCA. Without limiting the generality of the foregoing, following the consummation of the Management Holdco Merger, Endeavor Manager shall succeed, insofar as provided by Law, to all rights, privileges, immunities, franchises, assets, liabilities, duties and obligations of UFC Management Holdco in accordance with the DLLCA.

(b)    Name, Certificate of Formation, Limited Liability Company Agreement and Officers.

(i)    Following the completion of the Management Holdco Merger, the name of Endeavor Manager shall remain “Endeavor Manager, LLC” until changed in accordance with applicable Laws.

(ii)    The certificate of formation of Endeavor Manager, as amended and in effect immediately prior to the Management Holdco Effective Time, shall be the certificate of formation of Endeavor Manager immediately following the completion of the Management Holdco Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iii)    The limited liability company agreement of Endeavor Manager, as amended and in effect immediately prior to the Management Holdco Effective Time, shall be the limited liability company agreement of Endeavor Manager immediately following the completion of the Management Holdco Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iv)    The officers of Endeavor Manager immediately prior to the Management Holdco Effective Time shall be the officers of the surviving entity in the Management Holdco Merger, each until the expiration of the current term of such officer, the appointment, election and qualification of his or her respective successor or his or her prior death, resignation, retirement or removal from office.

(c)    Conversion of Securities. At the Management Holdco Effective Time, by virtue of the Management Holdco Merger and without any further action on the part of the holders thereof, each limited liability company interest of UFC Management Holdco issued and outstanding immediately prior to the Management Holdco Effective Time shall be converted into (i) one Endeavor Manager Unit and (ii) one share of Pubco Class X Common Stock. Notwithstanding the Management Holdco Merger, all equity interests of Endeavor Manager issued and outstanding immediately prior to the Management Holdco Effective Time shall remain issued and outstanding immediately following the completion of Management Holdco Merger.

3.4    UFC Management Holdco II.

(a)    Management Holdco II Merger.

(i)    At the Management Holdco II Effective Time, UFC Management Holdco II shall be merged with and into Endeavor Manager in accordance with the DLLCA (such merger, the “Management Holdco II Merger”). The separate existence of UFC Management Holdco II shall thereupon cease and Endeavor Manager shall continue as the surviving entity and continue its existence under the Laws of the State of Delaware.

(ii)    On the terms and conditions set forth herein, as promptly as reasonably practicable on the Closing Date, or such other date and time to which UFC Management Holdco II and Endeavor Manager may agree, UFC Management Holdco II or Endeavor Manager shall cause a certificate of merger with respect to the Management Holdco II Merger (the “Management Holdco II Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DLLCA and shall make all other filings required under the DLLCA. The Management Holdco II Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be provided for in the Management Holdco II Certificate of Merger (the “Management Holdco II Effective Time”).

(iii)    The Management Holdco II Merger shall have the effect specified in the DLLCA. Without limiting the generality of the foregoing, following the consummation of the Management Holdco II Merger, Endeavor Manager shall succeed, insofar as provided by Law, to all rights, privileges, immunities, franchises, assets, liabilities, duties and obligations of UFC Management Holdco II in accordance with the DLLCA.

(b)    Name, Certificate of Formation, Limited Liability Company Agreement and Officers.

(i)    Following the completion of the Management Holdco II Merger, the name of Endeavor Manager shall remain “Endeavor Manager, LLC” until changed in accordance with applicable Laws.

(ii)    The certificate of formation of Endeavor Manager, as amended and in effect immediately prior to the Management Holdco II Effective Time, shall be the certificate of formation of Endeavor Manager immediately following the completion of the Management Holdco II Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iii)    The limited liability company agreement of Endeavor Manager, as amended and in effect immediately prior to the Management Holdco II Effective Time, shall be the limited liability company agreement of Endeavor Manager immediately following the completion of the Management Holdco II Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iv)    The officers of Endeavor Manager immediately prior to the Management Holdco II Effective Time shall be the officers of the surviving entity in the Management Holdco II Merger, each until the expiration of the current term of such officer, the appointment, election and qualification of his or her respective successor or his or her prior death, resignation, retirement or removal from office.

(c)    Conversion of Securities. At the Management Holdco II Effective Time, by virtue of the Management Holdco II Merger and without any further action on the part of the holders thereof, each limited liability company interest of UFC Management Holdco II issued and outstanding immediately prior to the Management Holdco II Effective Time (the “UFC II Units”) shall be converted into (i) one Endeavor Manager Unit, which Endeavor Manager Unit will be subject to substantially similar vesting terms as such UFC II Units and (ii) one share of Pubco Class X Common Stock. Notwithstanding the Management Holdco II Merger, all equity interests of Endeavor Manager issued and outstanding immediately prior to the Management Holdco Effective Time shall remain issued and outstanding immediately following the completion of Management Holdco II Merger.

3.5    Indemnification by Each Blocker Parent. Following the effectiveness of the Mergers, each Blocker Parent shall severally and not jointly indemnify, save and hold harmless Pubco and its Affiliates (including, after the Mergers, the Blockers and their successors) and its and their directors, members, managers, officers, employees, consultants, financial advisors, counsels, accountants and other agents (collectively, the “Endeavor Indemnitees”) from and against (a) any and all Losses, in each case incurred in connection with, arising out of or resulting from, without duplication, (i) the assumption by Pubco of any liabilities of the applicable Blocker, existing immediately before the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time or KKR XI Blocker Effective Time, as applicable, or (ii) any Taxes for which the applicable Blocker (or its successor) is liable that are attributable to any taxable period (or portion thereof) ending on or before the day that includes the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time or KKR XI Blocker Effective Time, as applicable; provided, that in determining any indemnification obligation under this Section 3.55, (A) in the case of SLP Blocker Parent, no liability that is a liability for which the SL Member (as defined in the EOC LLC Agreement) is or would have been entitled to indemnification under Section 9.02 of the EOC LLC Agreement or Section 11.02 of the A&R EOC LLC Agreement, as applicable, shall be subject to indemnification by SLP Blocker Parent hereunder, (B) the aggregate amount of cash and cash equivalents held by a Blocker as of immediately prior to the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time or the KKR XI Blocker Effective Time, as the case may be, shall reduce the indemnification obligation of such Blocker Parent hereunder, (C) such Blocker Parent shall not be liable for Losses which arise out of or result from a breach of the limited liability company agreement of the applicable Blocker (the “Applicable Blocker LLCA”) by another party thereto (the “Blocker LLCA Breaching Party”), and in the case of a breach of the Applicable Blocker LLCA, the Blocker LLCA Breaching Party shall be solely liable for any and all Losses (solely to the extent that an Endeavor Indemnitee is entitled to indemnification for such Losses from any person pursuant to this Section 3.55) that arise out of or result from such breach of the Applicable Blocker LLCA and (D) amounts distributed to Pubco (or its wholly owned subsidiaries) after the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time or KKR XI Blocker Effective Time, as the case may be, that are Creditable Tax Distributions with respect to a Blocker shall reduce the indemnification obligation of the applicable Blocker Parent hereunder, to the extent of such Creditable Tax Distributions. For purposes of the foregoing, “Creditable Tax Distributions” shall mean cash distributions received by Pubco (or its wholly owned subsidiaries) after the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time or KKR XI Blocker Effective Time, as applicable, pursuant to Section 4.03(d) of the Zuffa LLCA in respect of income allocations for taxable periods (or portions thereof) ending on or before the consummation of the transactions contemplated by this Agreement that are attributable to direct or indirect interests in Zuffa that are acquired by Pubco in the SLP Blocker Merger, KKR XI Blocker Merger, or KKR Aggregator Blocker Merger, as applicable. Each Blocker Parent and Pubco acknowledge and agree that, following the completion of the Mergers, the indemnification provisions set forth in this Section 3.5 shall be the sole and exclusive remedy of the Endeavor Indemnitees for any Losses incurred in connection with, arising out of or resulting from any breach of this Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF EOC

Except as otherwise disclosed in the corresponding section of the Endeavor Disclosure Schedule, EOC represents and warrants to the Rollover Sellers and the Profits Members that as of the date hereof:

4.1    Organization.

(a)    EOC is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. EOC is qualified to do business and is in good standing under the Laws of each jurisdiction (to the extent such jurisdiction recognizes such concept) in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such licensing or qualification required by Law, except where the failure to be qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, an Endeavor Material Adverse Effect.

(b)    EOC has made available to the Rollover Sellers true and complete copies of the Certificate of Formation of EOC and the EOC LLC Agreement, each as amended to date (but without taking into effect the A&R EOC LLC Agreement).

4.2    Authorization and Enforceability. EOC has all necessary power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and each instrument required by this Agreement and such other Transaction Document, and to perform its obligations hereunder and thereunder and to consummate the Transaction. The execution and delivery by EOC of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the Transaction have been approved by the Board of Directors of EOC, duly and validly authorized by all requisite limited liability company action and no other limited liability company actions or proceedings on the part of EOC are necessary to authorize the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party or to consummate the Transaction. No vote of the members of EOC is necessary to approve this Agreement or any of the other Transaction Documents to which it is a party, or to approve the Transaction under applicable Law and the Organizational Documents of EOC. This Agreement has been, and each of the other Transaction Documents to which EOC is a party when executed and delivered will be, duly and validly executed and delivered by EOC, and, assuming the due authorization, execution and delivery thereof by the other parties hereto, this Agreement constitutes (and each of the other Transaction Documents to which EOC is a party when executed and delivered at the Closing will constitute), assuming the due authorization, execution and delivery by the other parties hereto and thereto, the legal, valid and binding obligation of EOC, enforceable against EOC in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

4.3    No Conflict; Required Filings and Consents.

(a)    The execution and delivery by EOC of this Agreement and/or the other Transaction Documents or any instrument required by this Agreement and/or the other Transaction Documents do not, and the performance of this Agreement and/or the other Transaction Documents or any instrument required by this Agreement and/or the other Transaction Documents, and the consummation of the Transaction, shall not, (i) conflict with or violate the Organizational Documents of EOC or any of its Subsidiaries, (ii) conflict with or violate in any respect any Law or Order in each case applicable to EOC or any of its Subsidiaries or by which its or any of their respective properties, rights or assets are bound, (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair EOC’s or any of its wholly owned Subsidiaries’ rights or obligations under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any payment obligation, or result in the creation of an Encumbrance on any of the properties, rights or assets of EOC or any of its wholly owned Subsidiaries pursuant to, any Contract, except, with respect to clauses (ii) and (iii) as would not, individually or in the aggregate, have an Endeavor Material Adverse Effect.

(b)    Assuming that the representations and warranties of the Sellers contained in Section 6.3 and the representations and warranties of each Blocker Parent and Blocker in Section 7.4 are true and correct, no consent, approval or authorization of, or declaration or filing with, or notification to, or observance of any waiting period imposed by, any Governmental Authority is required on the part of EOC or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which EOC is a party, or the consummation by EOC of the transactions contemplated hereby or thereby (including the consummation of the Transaction), except for (i) approvals or consents that may be required solely by reason of any Seller’s participation in the transactions contemplated hereby or thereby (which approvals and consents shall be solely the responsibility of such Seller), (ii) approvals or consents that may be required solely by reason of any Blocker Parent or Blocker’s participation in the transactions contemplated hereby or thereby (which approvals and consents shall be solely the responsibility of such party), (iii) filings pursuant to applicable state securities laws and Regulation D of the Securities Act and (iv) such matters that would not reasonably be expected to have, individually or in the aggregate, an Endeavor Material Adverse Effect.

4.4    Capitalization.

(a)    Section 4.4(a) of the Endeavor Disclosure Schedule sets forth the authorized capital of EOC, and the number and class of limited liability company interests of EOC (“EOC Units”) issued and outstanding. Section 4.4(a) of the Endeavor Disclosure Schedule sets forth a correct and complete list of (i) each holder of EOC Units and the number and class of EOC Units held by such holder in each such case, and (ii) each option and other right to purchase EOC Units or other securities of EOC, if any, outstanding, together with the number of EOC Units subject to such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, and the total number of such options, warrants and rights. EOC has not issued, nor are there outstanding, any EOC Units other than EOC Units set forth in Section 4.4(a) of the Endeavor Disclosure Schedule. All of the outstanding EOC Units have been duly authorized and validly issued and are not subject to (except as set forth in the EOC LLC Agreement), and were not issued in violation of, any purchase option, call option, right of first refusal or offer, preemptive right, subscription right or any similar right.

(b)    Except as set forth in Section 4.4(a) of the Endeavor Disclosure Schedule, there are (i) no outstanding Equity Interests or voting interests in EOC, (ii) no outstanding securities of EOC convertible into, exchangeable for or evidencing the right to subscribe for, purchase or receive Equity Interests of EOC and (iii) no outstanding options, warrants, rights or other commitments or agreements to which EOC is a party or otherwise subject to requiring the issuance of any Equity Interests of EOC or other securities convertible into, exchangeable for or evidencing the right to subscribe for, purchase or receive Equity Interests of EOC.

(c)    All EOC Common Units acquired by the Rollover Sellers at the Closing will be duly authorized, validly issued, nonassessable, and free of preemptive rights, issued in compliance with all applicable Laws and free of any Encumbrance, other than transfer restrictions under applicable securities Laws and Encumbrances under the EOC LLC Agreement.

4.5    Brokers or Finders. No broker, finder or similar intermediary has acted for or on behalf of EOC in connection with this Agreement or the transactions contemplated hereby for which there is any broker’s, finder’s or similar fee or other commission payable by EOC or any of its Subsidiaries.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PUBCO AND ENDEAVOR MANAGER

Except as otherwise disclosed in the corresponding section of the Endeavor Disclosure Schedule, (i) Pubco represents and warrants to the Rollover Sellers, Blockers and Blocker Parents and (ii) Endeavor Manager represents and warrants to the Profits Members that, as of the date hereof:

5.1    Organization.

(a)    Pubco is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Pubco has made available to the Rollover Sellers, Blockers and Blocker Parents true and complete copies of the certificate of incorporation and bylaws of Pubco, each as amended to date.

(b)    Endeavor Manager is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Endeavor Manager has made available to the Profits Members true and complete copies of the certificate of formation of Endeavor Manager and the Endeavor Manager LLC Agreement, each as amended to date.

5.2    Authorization and Enforceability. Each of Pubco and Endeavor Manager has all necessary power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and each instrument required by this Agreement and such other Transaction Document, and to perform its obligations hereunder and thereunder and to consummate the Transaction. The execution and delivery by each of Pubco and Endeavor Manager of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the Transaction have been approved by the board of directors and the sole stockholder of Pubco and by the managing member of Endeavor Manager, respectively, duly and validly authorized by all requisite corporate and limited liability company action and no other corporate or limited liability company actions or proceedings on the part of Pubco and Endeavor Manager are necessary to authorize the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party or to consummate the Transaction. This Agreement has been, and each of the other Transaction Documents to which each of Pubco and Endeavor Manager is a party when executed and delivered will be, duly and validly executed and delivered by Pubco or Endeavor Manager, as applicable, and, assuming the due authorization, execution and delivery thereof by the other parties hereto, this Agreement constitutes (and each of the other Transaction Documents to which Pubco or Endeavor Manager, as applicable, is a party when executed and delivered at the Closing will constitute), assuming the due authorization, execution and delivery by the other parties hereto and thereto, the legal, valid and binding obligation of Pubco or Endeavor Manager, as applicable, enforceable against Pubco or Endeavor Manager, as applicable, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

5.3    No Conflict; Required Filings and Consents.

(a)    The execution and delivery by Pubco or Endeavor Manager, as applicable, of this Agreement and/or the other Transaction Documents or any instrument required by this Agreement and/or the other Transaction Documents do not, and the performance of this Agreement and/or the other Transaction Documents or any instrument required by this Agreement and/or the other Transaction Documents, and the consummation of the Transaction, shall not, (i) conflict with or violate the Organizational Documents of Pubco or Endeavor Manager, as applicable, or any of its Subsidiaries, (ii) conflict with or violate in any respect any Law or Order in each case applicable to Pubco or Endeavor Manager, as applicable, or any of its Subsidiaries or by which its or any of their respective properties, rights or assets are bound or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Pubco’s or Endeavor Manager’s, as applicable, or any of its wholly owned Subsidiaries’ rights or obligations under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any payment obligation, or result in the creation of an Encumbrance on any of the properties, rights or assets of Pubco or Endeavor Manager, as applicable, or any of its wholly owned Subsidiaries pursuant to, any Contract, except, with respect to clauses (ii) and (iii) as would not, individually or in the aggregate, have an Endeavor Material Adverse Effect.

(b)    Assuming that the representations and warranties of the Sellers contained in Section 6.3 and the representations and warranties of each Blocker Parent and Blocker in Section 7.4 are true and correct, no consent, approval or authorization of, or declaration or filing with, or notification to, or observance of any waiting period imposed by, any Governmental Authority is required on the part of Pubco or Endeavor Manager, as applicable, or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which Pubco or Endeavor Manager, as applicable, is a party, or the consummation by Pubco or Endeavor Manager, as applicable, of the transactions contemplated hereby or thereby (including the consummation of the Transaction), except for (i) approvals or consents that may be required solely by reason of any Seller’s participation in the transactions contemplated hereby or thereby (which approvals and consents shall be solely the responsibility of such Seller), (ii) approvals or consents that may be required solely by reason of any Blocker Parent or Blocker’s participation in the transactions contemplated hereby or thereby (which approvals and consents shall be solely the responsibility of such party), (iii) filings pursuant to applicable state securities laws and Regulation D of the Securities Act and (iv) such matters that would not reasonably be expected to have, individually or in the aggregate, an Endeavor Material Adverse Effect.

5.4    Capitalization; No Operations.

(a)    EOC is the sole record and beneficial owner of, and has good and valid title to, 100% of the issued and outstanding equity interests of Pubco. Pubco is the sole record and beneficial owner of, and has good and valid title to, 100% of the issued and outstanding equity interests of Endeavor Manager.

(b)    Each share of Pubco Class A Common Stock, Pubco Class X Common Stock and Pubco Class Y Common Stock issued by Pubco and each share of Endeavor Manager Units issued by Endeavor Manager in connection with the Transactions at the Closing (i) will be duly authorized, validly issued and nonassessable, (ii) will be issued in compliance with all applicable Laws and (iii) will not be issued in violation of the organizational documents of Pubco or Endeavor Manager, as applicable, or any other agreement, arrangement or commitment to which Pubco or Endeavor Manager, as applicable, is a party and is not subject to or in violation of any preemptive or similar rights of any person.

(c)    Other than cash and in the case of Pubco, equity interests in Endeavor Manager, accrued Tax liabilities and other ordinary course liabilities (including accrued franchise fees), as of immediately prior to the Closing, neither Pubco nor Endeavor Manager will have any (i) assets of any kind or (ii) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise. Since its formation, neither Pubco nor Endeavor Manager has engaged in any business activities other than, in the case of Pubco, the ownership of equity interests in Endeavor Manager and matters incidental to such ownership.

5.5    Brokers or Finders. No broker, finder or similar intermediary has acted for or on behalf of Pubco or Endeavor Manager in connection with this Agreement or the transactions contemplated hereby for which there is any broker’s, finder’s or similar fee or other commission payable by Pubco, Endeavor Manager or any of their respective Subsidiaries.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers each severally and not jointly, represent and warrant to the Endeavor Parties, solely as it relates to such Seller and not any other Seller, that as of the date hereof:

6.1    Organization. Each Seller that is not a natural person is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Seller is qualified to do business and is in good standing under the Laws of each jurisdiction (to the extent such jurisdiction recognizes such concept) in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such licensing or qualification required by Law, except where the failure to be qualified or in good standing, individually or in the aggregate, would not, individually or in the aggregate, prevent or materially delay the consummation of the Sale Transaction or the ability of the Seller to fully perform its covenants and obligations under this Agreement.

6.2    Authorization and Enforceability. Each Seller has all necessary power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and each instrument required by this Agreement and such other Transaction Document, and to perform its obligations hereunder and thereunder and to consummate the Sale Transaction. The execution and delivery by each Seller that is not a natural person of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the Sale Transaction have been approved by the governing body of such Seller, duly and validly authorized by all requisite corporate, limited liability company, limited partnership or other necessary action and no other corporate, limited liability company, limited partnership or other actions or proceedings on the part of the Seller are necessary to authorize the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party or to consummate the Sale Transaction. This Agreement has been, and each of the other Transaction Documents to which the Seller is a party when executed and delivered will be, duly and validly executed and delivered by the Seller, and, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, this Agreement constitutes (and each of the other Transaction Documents to which the Seller is a party when executed and delivered at the Closing will constitute), assuming the due authorization, execution and delivery by the other parties hereto and thereto, the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

6.3    No Conflict; Required Filings and Consents.

(a)    The execution and delivery by the Seller of this Agreement and/or the other Transaction Documents or any instrument required by this Agreement and/or the other Transaction Documents do not, and the performance of this Agreement and/or the other Transaction Documents or any instrument required by this Agreement and/or the other Transaction Documents, and the consummation of the Sale Transaction, shall not, (i) conflict with or violate the Organizational Documents of the Seller or any of its respective Subsidiaries, (ii) conflict with or violate in any respect any Law or Order in each case applicable to the Seller or any of its Subsidiaries or by which its or any of their respective properties, rights or assets is bound, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Seller or any of its wholly owned Subsidiaries’ rights or obligations under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any payment obligation, or result in the creation of an Encumbrance on any of the properties, rights or assets of the Seller or any of its wholly owned Subsidiaries pursuant to, any Contract, except, with respect to clauses (ii) and (iii) as would not, individually or in the aggregate, impair, prevent or delay the consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which the Seller is a party (including the consummation of the Sale Transaction) or the ability of the Seller to fully perform its covenants and obligations under this Agreement or such other Transaction Documents.

(b)    No consent, approval or authorization of, or declaration or filing with, or notification to, or observance of any waiting period imposed by, any Governmental Authority is required on the part of the Seller or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Seller is a party, or the consummation by the Seller of the transactions contemplated hereby or thereby (including the consummation of the Sale Transaction), except for (i) under the HSR Act if applicable and (ii) such matters that would not reasonably be expected to, individually or in the aggregate, impair, prevent or delay the consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which the Seller is a party (including the consummation of the Sale Transaction) or the ability of the Seller to fully perform its covenants and obligations under this Agreement or such other Transaction Documents.

6.4    Ownership. Such Seller is the record and beneficial owner of the Zuffa Common Units and/or Zuffa Profits Units set forth opposite such Seller’s name on Schedule 1, free and clear of any Encumbrance. Such Seller has the right, authority and power to sell, assign and transfer such Zuffa Common Units and/or Zuffa Profits Units, as applicable, to EOC or Pubco, as applicable. Upon delivery and payment for such Zuffa Common Units and Zuffa Profits Units as herein provided, EOC or its applicable designee shall acquire good, valid and marketable title to such Zuffa Common Units and such Zuffa Profits Units, as applicable, free and clear of any and all Encumbrances (other than restrictions on the right to sell or otherwise dispose of such Zuffa Common Units or such Zuffa Profits Units set forth in the Zuffa LLC Agreement or the First Amended and Restated Limited Liability Company Agreement of UFC Management Holdco (as amended to date), as applicable, or imposed by state and federal securities laws).

6.5    Investment Representation. The Seller’s financial situation is such that the Seller can afford to bear the economic risk of holding the EOC Common Units, Endeavor Manager Units, Pubco Class A Common Stock, Pubco Class X Common Stock and/or Pubco Class Y Common Stock, as applicable (the “Acquired Securities”), for an indefinite period of time, has adequate means for providing for the Seller’s needs and contingencies, and can afford to suffer a complete loss of the Seller’s investment in the Acquired Securities. The Seller’s knowledge and experience in financial and business matters are such that the Seller is capable of evaluating the merits and risks of the investment in the Acquired Securities. The Seller understands that an investment in the Acquired Securities is a speculative investment which involves a high degree of risk of loss of the Seller’s investment therein, there are substantial restrictions on the transferability of the Acquired Securities and, on the Closing Date and for an indefinite period following such date, there may be no public market for the Acquired Securities and, accordingly, it may not be possible for the Seller to liquidate the Seller’s investment in case of emergency, if at all. The Seller has been given the opportunity to examine all documents and to ask questions of, and to receive answers from the Endeavor Parties concerning the Endeavor Parties and their subsidiaries, as applicable, and the terms and conditions of the acquisition of the Acquired Securities. The Seller will be acquiring the Acquired Securities for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable federal, state or provincial securities Laws. The Seller acknowledges that the issuance of the Acquired Securities hereunder has not been registered under the Securities Act or any state securities Laws, and that the Acquired Securities acquired hereunder may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, pursuant to an exemption from the Securities Act or in a transaction not subject thereto. Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 6.5 shall not apply to UFC Co-Invest.

6.6    Securities Law Representation. The Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act. None of (a) the Seller, (b) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, or (c) any beneficial owner of any of the Endeavor Parties’ voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Seller is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Endeavor Parties. Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 6.6 shall not apply to UFC Co-Invest.

6.7    Brokers or Finders. No broker, finder or similar intermediary has acted for or on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby for which there is any broker’s, finder’s or similar fee or other commission payable by the Seller, the Endeavor Parties or any of their Subsidiaries.

Article VII.

REPRESENTATIONS AND WARRANTIES OF MERGER SUBS, BLOCKERS AND BLOCKER PARENTS

Each Blocker Parent, Blocker and Merger Sub severally and not jointly, represent and warrant to Pubco, solely as it relates to such party and not any other party, that as of the date hereof:

7.1    Organization. Such Blocker Parent, Blocker or Merger Sub has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited partnership, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or formation, has the power and authority to own or lease its properties and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and (where applicable) is in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable.

7.2    Due Authorization. Such Blocker Parent, Blocker or Merger Sub has all requisite power and authority to execute and deliver this Agreement and, subject to adoption of this Agreement and approval of the applicable Merger(s) by the sole stockholders of the applicable Merger Sub and Pubco and the members of the applicable Blocker, to consummate the transactions contemplated hereby and the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized and approved and no other action or proceeding on its part is necessary to approve or authorize this Agreement.

7.3    Enforceability. This Agreement has been duly and validly executed and delivered by such Blocker Parent, Blocker or Merger Sub, and constitutes a legal, valid and binding obligation of it, enforceable against it, in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

7.4    No Conflicts; Consents. The execution, delivery and performance by such Blocker Parent, Blocker or Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (a) conflict with or result in a violation or breach of, or default under, any provision of its organizational documents, (b) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to it, or (c) require the consent, notice or other action by any person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which it is a party or by which it is bound or to which any of its properties and assets are subject.

7.5    Capitalization.

(a)    SLP Blocker Parent represents and warrants that: (i) immediately prior to the consummation of the SLP Blocker Merger, SLP Blocker Parent is the sole record and beneficial owner of, and has good and valid title to, all of the issued and outstanding shares of SLP Blocker Common Stock, free and clear of all Encumbrances (other than those restrictions imposed by applicable securities laws); (ii) such shares of SLP Blocker Common Stock were not issued in violation of any agreement, arrangement or commitment to which SLP Blocker Parent is a party; and (iii) there are no equity interests or preemptive or other outstanding rights, options, warrants, conversion rights, equity appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which SLP Blocker Parent is or may become obligated to sell, or giving any person a right to acquire, or in any way dispose of, any of such shares of SLP Blocker Common Stock, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(b)    SLP Blocker represents and warrants that: (i) shares of SLP Blocker Common Stock constitute one hundred percent (100%) of the total issued and outstanding equity interests of SLP Blocker; (ii) shares of SLP Blocker Common Stock were issued in compliance with all applicable laws; (iii) other than the shares of SLP Blocker Common Stock, there are no equity interests or preemptive or other outstanding rights, options, warrants, conversion rights, equity appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which SLP Blocker is or may become obligated to sell, or giving any person a right to acquire, or in any way dispose of, any of the shares of SLP Blocker Common Stock or other equity interests in SLP Blocker or any securities or obligations exercisable or exchangeable for, or convertible into, any shares of SLP Blocker Common Stock or other equity interests in SLP Blocker, and no securities or obligations evidencing such rights are authorized, issued or outstanding; and (iv) the shares of SLP Blocker Common Stock were not issued in violation of the organizational documents of SLP Blocker or any other agreement, arrangement or commitment to which SLP Blocker is a party and are not subject to or in violation of any preemptive or similar rights of any person.

(c)    The KKR Aggregator Blocker Shareholders represents and warrants that: (i) immediately prior to the consummation of the KKR Aggregator Blocker Merger, the KKR Aggregator Blocker Shareholders are the sole record and beneficial owners of, and have good and valid title to, all KKR Aggregator Blocker Units, free and clear of all Encumbrances (other than those restrictions imposed by applicable securities laws); (ii) such KKR Aggregator Blocker Units were not issued in violation of any agreement, arrangement or commitment to which such KKR Aggregator Blocker Shareholder is a party; and (iii) there are no equity interests or preemptive or other outstanding rights, options, warrants, conversion rights, equity appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which KKR Aggregator Blocker Shareholder is or may become obligated to sell, or giving any person a right to acquire, or in any way dispose of, any of such KKR Aggregator Blocker Units, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(d)    KKR XI Blocker Parent represents and warrants that: (i) immediately prior to the consummation of the KKR XI Blocker Merger, KKR XI Blocker Parent is the sole record and beneficial owner of, and has good and valid title to, all of the issued and outstanding KKR XI Blocker Units, free and clear of all Encumbrances (other than those restrictions imposed by applicable securities laws); (ii) such KKR XI Blocker Units were not issued in violation of any agreement, arrangement or commitment to which KKR XI Blocker Parent is a party; and (iii) there are no equity interests or preemptive or other outstanding rights, options, warrants, conversion rights, equity appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which KKR XI Blocker Parent is or may become obligated to sell, or giving any person a right to acquire, or in any way dispose of, any of such KKR XI Blocker Units, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(e)    Each of KKR Aggregator Blocker and KKR XI Blocker represents and warrants that: (i) KKR Aggregator Blocker Units and KKR XI Blocker Units constitute one hundred percent (100%) of the total issued and outstanding equity interests of KKR Aggregator Blocker and KKR XI Blocker, respectively; (ii) KKR Blocker Units were issued in compliance with all applicable laws; (iii) other than the KKR Blocker Units, there are no equity interests or preemptive or other outstanding rights, options, warrants, conversion rights, equity appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which such Blocker is or may become obligated to sell, or giving any person a right to acquire, or in any way dispose of, any of the KKR Blocker Units or other equity interests in such Blocker or any securities or obligations exercisable or exchangeable for, or convertible into, any KKR Blocker Units or other equity interests in such Blocker, and no securities or obligations evidencing such rights are authorized, issued or outstanding; and (iv) the KKR Blocker Units were not issued in violation of the organizational documents of such Blocker or any other agreement, arrangement or commitment to which such Blocker is a party and are not subject to or in violation of any preemptive or similar rights of any person.

7.6    No Assets or Liabilities; Holding Company.

(a)    SLP Blocker represents and warrants that other than cash, equity interests in EOC, accrued Tax liabilities related to its direct or indirect ownership of Zuffa and other ordinary course non-Tax liabilities directly related to its direct or indirect ownership of Zuffa (including accrued franchise fees and advisor fees), as of immediately prior to the SLP Blocker Effective Time, SLP Blocker will not have any (i) assets of any kind or (ii) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise. Since its formation, SLP Blocker has not engaged in any business activities other than the ownership of equity interests in Zuffa, and matters incidental to such ownership.

(b)    Each of KKR Aggregator Blocker and KKR XI Blocker represents and warrants that other than cash, equity interests in EOC, accrued Tax liabilities related to its direct or indirect ownership of Zuffa and other ordinary course non-Tax liabilities directly related to its direct or indirect ownership of Zuffa (including accrued franchise fees and advisor fees), as of immediately prior to the KKR Aggregator Blocker Effective Time or KKR XI Blocker Effective Time, as applicable, such Blocker will not have any (i) assets of any kind or (ii) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise. Since its formation, each of KKR Aggregator Blocker and KKR XI Blocker has not engaged in any business activities other than the ownership of equity interests in Zuffa, and matters incidental to such ownership.

7.7    Tax Matters.

(a)    Each Blocker represents that:

(i)    Blocker is properly classified as a corporation for U.S. federal income tax purposes.

(ii)    Blocker has prepared and timely filed, or caused to be prepared and timely filed, all material Tax Returns required to be filed by or with respect to Blocker, and all such Tax Returns are true, accurate and complete in all material respects. Such Blocker has complied in all material respects with any Laws relating to the withholding of Taxes.

(iii)    Blocker has timely paid, or caused to be timely paid, all material Taxes with respect to such Blocker. No litigation, audit or other proceeding with respect to Taxes of the such Blocker is pending, and no deficiency for Taxes for which Blocker is liable has been claimed or assessed by any taxing authority. There are no liens for Taxes on the assets of such Blocker other than liens for Taxes not yet due and payable.

(iv)    Blocker does not have any material liability for the Taxes of any person (whether by operation of law, as a transferee or successor, by contract or otherwise) and is not a party to or bound by any Tax allocation or sharing agreement. Such Blocker has not participated, in the past two (2), years in a transaction that was intended to qualify under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(b)    Each Blocker Parent (other than the KKR Aggregator Blocker Shareholders) represents that it is a “United States person” within the meaning of Section 7701(a)(30) of the Code. Each Blocker Parent represents that it has not taken any action, and is not aware of any facts, that would prevent the Mergers from qualifying for the Intended Tax Treatment.

ARTICLE VIII.

COVENANTS

8.1    Transfer of Equity of MSD Blocker.

(a)    Notwithstanding anything to the contrary herein, subject to this Section 8.1, no later than thirty (30) days following the date hereof,the MSD Members shall be entitled to elect, upon written notice to the Endeavor Parties to cause the Equity Interests of MSD Blocker to be transferred (by merger or otherwise) in the Transaction in lieu of the Zuffa Common Units directly or indirectly held by the MSD Blocker being transferred in the

Transaction on substantially the same terms as the other Blockers party hereto; provided that, for the avoidance of doubt, MSD Blocker Parent shall not be entitled to receive shares of Class Y Common Stock in connection with any Transfer of its Equity Interests pursuant to this Agreement.

(b)    In connection with any such election by the MSD Members, MSD Blocker Parent shall (1) indemnify the Endeavor Indemnitees on substantially the same terms as the indemnification provided by the other Blocker Parents pursuant to Section 3.5 and (2) provide substantially the same representations and warranties to Pubco as the representations and warranties provided by the other Blocker Parents pursuant to Article VII, in each case, as if they were parties to this Agreement as of the date hereof. At all times prior to the Closing, the MSD Members shall cause MSD Blocker not to (i) acquire or hold any assets other than (x) interests in Zuffa, (y) direct or indirect interests in one or more Subsidiaries of MSD Blocker that directly or indirectly own interests in Zuffa and (z) loans to Affiliates, and, in each case, along with any interest or earnings with respect to such interests or loans (such assets permitted to be acquired or held, the “Permitted Assets”), (ii) incur any liabilities other than those related to the Permitted Assets, amounts loaned to MSD Blocker by its direct or indirect owners and operating MSD Blocker or any Subsidiary thereof and complying with tax laws and other applicable laws which shall be capitalized prior to the consummation of the Transactions, or (iii) incur any third party indebtedness for borrowed money (the covenants contained in this Section 8.1(b), collectively the “Blocker Covenants”).

(c)    Any failure by the MSD Members or MSD Blocker to comply with the Blocker Covenants shall render the rights of the MSD Members and MSD Blocker set forth in this Section 8.1 null and void, unless the liabilities arising from a breach of clause (ii) and/or clause (iii) of such Blocker Covenant have been satisfied or eliminated or an amount of cash equal to or greater than such liabilities is held by MSD Blocker and/or any of its Subsidiaries prior to and immediately following the exercise of the rights set forth in this Section 8.1, in each case, in a manner reasonably satisfactory to Pubco.

(d)    In the event that the MSD Members exercise their rights pursuant to this Section 8.1, receive shares of Pubco Class A Common Stock in exchange for their Equity Interests in Zuffa in connection therewith and determine to sell all or a portion of such shares of Pubco Class A Common Stock for cash, the MSD Blocker Parents shall, at their election, subject to Section 2.1(g), (i) execute a joinder to the Subscription Agreement, in a form reasonably acceptable to Pubco, pursuant to which the MSD Blocker Parents will agree to sell a number of shares of Pubco Class A Common Stock determined by Pubco in its sole discretion to certain of the Private Placement Investors at a price per share equal to $24.00 (as may be adjusted pursuant to the terms of the Subscription Agreement) or (ii) enter into a written agreement on terms to be mutually agreed to by the MSD Members and the Endeavor Parties pursuant to which the MSD Members will sell such shares of Pubco Class A Common Stock to Pubco at a per-share price equal to the IPO Price.

8.2    Merger Sub Formation. As soon as reasonably practicable following the date hereof, Pubco shall form SLP Merger Sub, KKR Merger Sub 1 and KKR Merger Sub 2 in the State of Delaware in consultation with each of SLP and KKR, as applicable. Each of SLP and KKR shall cooperate with all reasonable requests from Pubco in connection with the formation of SLP Merger Sub, KKR Merger Sub 1 and KKR Merger Sub 2, as applicable.

8.3    Subscription Agreement. Upon request by Pubco, each KKR Aggregator Blocker Shareholder shall execute a joinder to the Subscription Agreement, in a form reasonably acceptable to Pubco and KKR Aggregator Blocker Shareholder, pursuant to which such KKR Aggregator Blocker Shareholder will agree to sell (or cause its applicable Subsidiary to sell) a number of shares of Pubco Class A Common Stock determined by KKR in its sole discretion to certain of the investors party to the Subscription Agreement at a price per share equal to $24.00 (as may be adjusted pursuant to the terms of the Subscription Agreement); provided, that the aggregate value of the shares of Pubco Class A Common Stock required to be sold pursuant to the Section 8.3 shall not exceed the value of the KKR Pubco Cash Consideration. The Subscription Agreement shall not be amended without KKR’s consent if such amendment would have an adverse effect on KKR or its rights hereunder (other than a de minimis adverse effect).

8.4    Tag-Along Rights. In the event that, prior to delivering an executed signature page or Joinder to this Agreement to the Endeavor Parties, the MSD Members validly exercises its rights pursuant to Section 7.04 of the LLCA, the parties hereto shall take all actions necessary to, at the election of the Endeavor Parties and the MSD Members, as applicable, (i) comply with the terms of Section 7.04 of the LLCA, including by executing all agreements, documents and other instruments necessary (including, if necessary, any amendment to this Agreement) to provide the MSD Members with their pro rata portion of the Transferred Interests (as defined in the Zuffa LLCA) or (ii) cause to be delivered to the MSD Members, as applicable, the consideration payable to such Seller pursuant to, and in accordance with, the terms of this Agreement.

8.5    Warrants.

(a)    In the event that the MSD Members determine not to exercise their Warrants in connection with the Transaction, EOC shall cause Zuffa to waive the automatic net exercise provisions contained in Section 2.8 of each Warrant Agreement solely to the extent necessary to consummate the transactions contemplated by this Agreement that are applicable to the MSD Parties.

(b)    The Endeavor Parties shall consider in good faith any amendments to this Agreement that are (i) requested by the MSD Members for tax, securities law and other similar purposes (including amendments relating to benefits under the Tax Receivable Agreement, capital gains holding periods and Rule 144 holding periods) or (ii) necessary to accommodate in-kind distributions of Warrants by MSD to its Affiliates prior to Closing; provided that, in no event shall the Endeavor Parties be required to make any amendments to this Agreement or take any other action in connection with the foregoing that would result in adverse tax or other consequences to the Endeavor Parties or any of their respective equityholders (other than a de minimis adverse tax impact).

8.6    Restructuring Transactions.

(a)    All transactions with respect to Equity Interests of EOC undertaken in the KKR Internal Restructuring Transactions are intended to be fully tax-deferred transactions for U.S. federal income tax purposes. All transactions with respect to Equity Interests of EOC undertaken to transfer any Equity Interests of EOC to SLP IV Basquiat (or any of its affiliates) in connection with the transactions contemplated by this Agreement are intended to be fully tax-deferred transactions for U.S. federal income tax purposes. All transactions with respect to Equity Interests in EOC undertaken in connection with any similar blocker restructuring by the MSD Members are intended to be fully tax-deferred for U.S. federal income tax purposes.

8.7    KKR Aggregator Blocker Shareholders. As soon as reasonably practicable following the date hereof, KKR shall cause the KKR Aggregator Blocker Shareholders to execute Joinders to this Agreement pursuant to which the KKR Aggregator Blocker Shareholders will agree to be bound by the terms of this Agreement applicable to the KKR Aggregator Blocker Shareholders.

ARTICLE IX.

CONDITIONS TO THE CLOSING

9.1    Conditions to Obligations of the Sellers, Blocker Parents and Blockers. The obligations of the Sellers to consummate the Sale Transaction and Blocker Parents and Blockers to consummate the Mergers shall be subject to the fulfillment or waiver by the Sellers, Blocker Parents and Blockers (to the extent permissible under applicable Law), at or prior to the Closing, of each of the following conditions:

(a)    No Governmental Authority of competent jurisdiction in the United States shall have issued an Order restraining or enjoining the transactions contemplated by this Agreement and there shall not have been enacted or made applicable any Law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited.

(b)    Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated.

(c)    Each of the representations and warranties set forth in Article 4 and Article 5 shall be true and correct in all material respects at and as of the date of pricing of the IPO as though made on and as of such date (other than such representations and warranties that refer specifically to an earlier date, which representations and warranties shall have been true and correct in all material respects as of such date), except that the representations and warranties set forth in 4.4(c) and 5.4(b) shall be true in all respects (other than de minimis inaccuracies).

(d)    The Endeavor Parties and Merger Subs shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Endeavor Parties and Merger Subs prior to or on the Closing Date.

(e)    The closing of the IPO shall have occurred.

(f)    The Pre-Closing Restructuring shall have been completed prior to the Closing.

The foregoing conditions are for the exclusive benefit of the Sellers, Blocker Parents and Blockers and any such condition may be waived, in whole or in part, by the Seller, Blocker Parent or Blocker at or prior to the time of Closing by delivering to the Endeavor Parties a written waiver to that effect executed by it.

9.2    Conditions to Obligations of the Endeavor Parties. The obligations of the Endeavor Parties to consummate the Transaction shall be subject to the fulfillment or waiver by the Endeavor Parties (to the extent permissible under applicable Law), at or prior to the Closing, of each of the following conditions:

(a)    No Governmental Authority of competent jurisdiction in the United States shall have issued an Order restraining or enjoining the transactions contemplated by this Agreement and there shall not have been enacted or made applicable any Law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited.

(b)    Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated shall have been obtained or observed.

(c)    Each of the representations and warranties set forth in Section 6.4 shall be true and correct in all material respects at and as of the date of pricing of the IPO as though made on and as of such date (other than such representations and warranties that refer specifically to an earlier date, which representations and warranties shall have been true and correct in all material respects as of such date).

(d)    Each of the Sellers, Blocker Parents and Blockers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(e)    The closing of the IPO and a private placement by Pubco of Pubco Class A Common Stock shall have been consummated, with aggregate minimum net cash proceeds of at least $1,750,000,000 from the IPO and such private placement.

(f)    The Pre-Closing Restructuring shall have been completed prior to the Closing.

The foregoing conditions are for the exclusive benefit of the Endeavor Parties and any such condition may be waived, in whole or in part, by the Endeavor Parties at or prior to the time of Closing by delivering to the Sellers a written waiver to that effect executed by EOC.

ARTICLE X.

TERMINATION

10.1    Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a)    by mutual written agreement of the parties hereto;

(b)    by the Endeavor Parties, by Sellers or by Blocker Parents, if the Closing has not occurred on or prior to the date that is 180 days following the date hereof (the “Outside Date”); provided, that if prior to the Outside Date, any party hereto brings any action to enforce specifically the performance of the terms and provisions hereof by any other party, then the Outside Date shall be automatically extended without further action by any party hereto until the date that is 30 days following the date on which a final, non-appealable Order has been entered with respect to such action and the Outside Date shall be deemed to be such later date for all purposes of this Agreement; or

(c)    by the Endeavor Parties at any time following the withdrawal of Pubco’s registration statement on Form S-1 that is filed by Pubco with the SEC in connection with the IPO.

10.2    Effect of Termination. In the event that this Agreement is validly terminated pursuant to Section 10.1, this Agreement shall forthwith become void and of no further force or effect; provided, however, that notwithstanding anything herein to the contrary, (i) this Section 10.2 and Article XI shall survive any termination of this Agreement and (ii) the termination of this Agreement shall not relieve any party of any liability or damages incurred or suffered as a result of fraud or intentional breach of this Agreement. Notwithstanding anything contained herein to the contrary, in the event that this Agreement is terminated or the Closing does not occur, the rights of KKR Cage and KKR and its affiliates pursuant to the Zuffa LLC Agreement shall remain in full force and effect.

ARTICLE XI.

MISCELLANEOUS

11.1    No Survival. Other than the indemnification obligations of the Blocker Parents and the Blockers set forth in Section 3.5, none of the representations, warranties and covenants contained in this Agreement or in any certificate or schedule delivered pursuant to, hereto or thereto shall survive the Closing.

11.2    No Other Representations.

(a)    EACH OF THE SELLERS, BLOCKER PARENTS AND BLOCKERS SPECIFICALLY ACKNOWLEDGES AND AGREES THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV AND ARTICLE V (EACH AS MODIFIED BY THE ENDEAVOR DISCLOSURE SCHEDULES), NONE OF THE ENDEAVOR PARTIES NOR ANY OTHER PERSON MAKES, OR HAS MADE, ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE ENDEAVOR PARTIES OR THEIR

RESPECTIVE SUBSIDIARIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE SELLERS, BLOCKER PARENTS AND BLOCKERS SPECIFICALLY ACKNOWLEDGES AND AGREES TO THE ENDEAVOR PARTIES’ EXPRESS DISAVOWAL AND DISCLAIMER OF ANY OTHER REPRESENTATIONS OR WARRANTIES (OTHER THAN THOSE CONTAINED IN ARTICLE IV AND ARTICLE V (EACH AS MODIFIED BY THE ENDEAVOR DISCLOSURE SCHEDULES)), WHETHER MADE BY THE ENDEAVOR PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES, OR THEIR RESPECTIVE EQUITYHOLDERS, INCORPORATORS, CONTROLLING PERSONS, LIMITED OR GENERAL PARTNERS, MEMBERS, AFFILIATES OR REPRESENTATIVES, AND OF ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO ANY OF THE SELLERS, BLOCKER PARENTS, BLOCKERS OR THEIR RESPECTIVE EQUITYHOLDERS, INCORPORATORS, CONTROLLING PERSONS, LIMITED OR GENERAL PARTNERS, MEMBERS, AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY SELLER, BLOCKER PARENT, BLOCKER OR ITS RESPECTIVE EQUITYHOLDERS, INCORPORATORS, CONTROLLING PERSONS, LIMITED OR GENERAL PARTNERS, MEMBERS, AFFILIATES OR REPRESENTATIVES BY ANY REPRESENTATIVE OR AFFILIATE OF THE ENDEAVOR PARTIES). EACH OF THE SELLERS, BLOCKER PARENTS AND BLOCKERS ACKNOWLEDGES AND AGREES THAT IT HAS CONDUCTED TO ITS SATISFACTION ITS OWN INDEPENDENT INVESTIGATION OF THE CONDITION, OPERATIONS, LIABILITIES AND BUSINESS OF THE ENDEAVOR PARTIES AND THEIR RESPECTIVE SUBSIDIARIES AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, SUCH SELLER, BLOCKER PARENT OR BLOCKER HAS RELIED SOLELY ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE ENDEAVOR PARTIES SET FORTH IN ARTICLE IV AND ARTICLE V (EACH AS MODIFIED BY THE ENDEAVOR DISCLOSURE SCHEDULES) AND NOT ANY OTHER MATTERS OTHER THAN AS SET FORTH IN THIS SENTENCE. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV AND ARTICLE V (EACH AS MODIFIED BY THE ENDEAVOR DISCLOSURE SCHEDULES) NONE OF THE ENDEAVOR PARTIES, THEIR RESPECTIVE SUBSIDIARIES, NOR ANY OTHER PERSON HAS MADE OR IS MAKING AN EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE ENDEAVOR PARTIES, THEIR RESPECTIVE SUBSIDIARIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION, RECORDS OR DATA NOW, HERETOFORE OR HEREAFTER MADE AVAILABLE TO THE SELLERS, BLOCKER PARENTS, BLOCKERS OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IN FURTHERANCE OF THE

FOREGOING, AND NOT IN LIMITATION THEREOF, EACH OF THE SELLERS, BLOCKER PARENTS AND BLOCKERS SPECIFICALLY ACKNOWLEDGES AND AGREES THAT THE ENDEAVOR PARTIES DO NOT MAKE, NOR HAVE MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY FINANCIAL PROJECTION OR FORECAST DELIVERED TO SELLER, BLOCKER PARENT, BLOCKER OR ITS EQUITYHOLDERS, INCORPORATORS, CONTROLLING PERSONS, LIMITED OR GENERAL PARTNERS, MEMBERS, AFFILIATES OR REPRESENTATIVES WITH RESPECT TO THE PERFORMANCE OF THE ENDEAVOR PARTIES OR THEIR RESPECTIVE SUBSIDIARIES WHETHER BEFORE, ON OR AFTER THE CLOSING DATE. EACH OF THE SELLERS, BLOCKER PARENTS AND BLOCKERS SPECIFICALLY ACKNOWLEDGES AND AGREES THAT THE ENDEAVOR PARTIES DO NOT MAKE, NOR HAVE MADE (OR HAS AUTHORIZED ANY OTHER PERSON TO MAKE ON ITS BEHALF), ANY REPRESENTATION OR WARRANTY TO ANY SELLER, BLOCKER PARENT OR BLOCKER REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE ENDEAVOR PARTIES OR THEIR RESPECTIVE SUBSIDIARIES. EACH SELLER OR BLOCKER SHALL ACQUIRE THE ACQUIRED SECURITIES (I) WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE QUALITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, CONFORMITY TO SAMPLES, OR CONDITION OF THE ENDEAVOR PARTIES, THEIR RESPECTIVE SUBSIDIARIES, ANY ASSETS OR ANY PART THEREOF AND (II) IN AN “AS IS” CONDITION AND ON A “WHERE IS” BASIS, EXCEPT, IN EACH CASE, FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV AND ARTICLE V (EACH AS MODIFIED BY THE ENDEAVOR DISCLOSURE SCHEDULES).

(b)    EACH OF THE SELLERS, BLOCKER PARENTS AND BLOCKERS HEREBY WAIVES, ON BEHALF OF ITSELF AND ITS AFFILIATES, FROM AND AFTER THE CLOSING, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION IT MAY HAVE AGAINST THE EQUITYHOLDERS OF THE ENDEAVOR PARTIES, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY EQUITYHOLDERS, INCORPORATORS, CONTROLLING PERSONS, LIMITED OR GENERAL PARTNERS, MEMBERS, AFFILIATES OR REPRESENTATIVES OF ANY OF THE FOREGOING, AND AGREES NO RECOURSE SHALL BE SOUGHT OR GRANTED AGAINST ANY OF THEM, RELATING TO THIS AGREEMENT (INCLUDING THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED HEREIN, THE SCHEDULES AND EXHIBITS HERETO AND ANY CERTIFICATE, INSTRUMENT, OPINION OR OTHER DOCUMENTS DELIVERED IN CONNECTION HEREWITH) AND THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER ARISING UNDER OR BASED UPON ANY FEDERAL, STATE, LOCAL OR FOREIGN STATUTE, LAW, ORDINANCE, RULE OR REGULATION OR OTHERWISE (INCLUDING ANY RIGHT, WHETHER ARISING AT LAW OR IN EQUITY, TO SEEK INDEMNIFICATION, CONTRIBUTION, COST RECOVERY, DAMAGES, OR ANY OTHER RECOURSE OR REMEDY, INCLUDING AS MAY ARISE UNDER COMMON LAW). FURTHERMORE, WITHOUT LIMITING THE

GENERALITY OF THIS SECTION 11.2, NO ACTION, CAUSE OF ACTION, CLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM OR LEGAL PROCEEDING OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) SHALL BE BROUGHT OR MAINTAINED BY ANY SELLER, BLOCKER PARENT, BLOCKER OR ANY OF THEIR RESPECTIVE AFFILIATES AGAINST THE EQUITYHOLDERS OF THE ENDEAVOR PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY EQUITYHOLDERS, INCORPORATORS, CONTROLLING PERSONS, LIMITED OR GENERAL PARTNERS, MEMBERS, AFFILIATES OR REPRESENTATIVES OF ANY OF THE FOREGOING, AND NO RECOURSE SHALL BE SOUGHT OR GRANTED AGAINST ANY OF THEM, BY VIRTUE OF OR BASED UPON ANY ALLEGED MISREPRESENTATION OR INACCURACY IN OR BREACH OF ANY OF THE REPRESENTATIONS, WARRANTIES OR COVENANTS SET FORTH OR CONTAINED IN THIS AGREEMENT, ANY CERTIFICATE, INSTRUMENT, OPINION OR OTHER DOCUMENTS DELIVERED HEREUNDER OR THE EXHIBITS AND SCHEDULES HERETO.

11.3    Agreement to Cooperate; Further Assurances. From the date hereof until the earlier of (a) the Closing Date and (b) the termination of this Agreement in accordance with Section 10.1, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated hereby, including providing information and using reasonable best efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings. In furtherance of the foregoing, and not in limitation thereof, each of the parties shall undertake each step set forth on the Pre-Closing Restructuring Plan and use its reasonable best efforts to take, or cause to be taken, all other actions in connection with the transactions contemplated hereby as reasonably requested by the Endeavor Parties, including executing and delivering other documents, certificates and agreements in connection therewith. The parties shall negotiate in good faith the terms of the EOC LLC Agreement, the Tax Receivable Agreement and the Registration Rights Agreement prior to the closing, subject in all case to the rights of KKR and its Affiliates required to be set forth therein as specified in the definitions thereof.

11.4    Tax Matters.

(a)    Each Blocker Parent and Pubco shall reasonably cooperate (and cause their respective affiliates to reasonably cooperate) with respect to the administration of tax matters relating to the applicable Blocker (including the preparation of tax returns and the conduct of any tax proceedings).

(b)    For any Pre-Closing Tax Return, the applicable Blocker Parent shall prepare such Pre-Closing Tax Return in accordance with all applicable laws (and, to the extent consistent with applicable law, past practice) and shall provide Pubco with such Pre-Closing Tax Return within ten (10) days of receiving the information described in the following sentence (or, if no such information is required to be provided by Pubco, at least twenty (20) days prior to the due date for the Pre-Closing Tax Return (taking into account available extensions)) to review and comment on any such Pre-Closing Tax Return and shall accept all reasonable comments of Pubco to such Pre-Closing Tax Return provided such comments from Pubco are provided to the applicable Blocker Parent at least ten (10) days prior to the due date for such Pre-Closing Tax Return (taking into account available extensions) or, if the applicable Blocker Parent has not provided such Pre-Closing Tax Return to Pubco at least twenty (20) days prior to its due date, as soon as reasonably practicable thereafter. At a Blocker Parent’s request (which shall occur at least forty-five (45) days prior to the due date for such Pre-Closing Tax Return (taking into account available extensions)), Pubco shall and shall cause its subsidiaries to use commercially reasonable efforts to provide such Blocker Parent with such information as is reasonably required to prepare any such Pre-Closing Tax Return (and shall use its or their commercially reasonable efforts to provide such information no later than twenty-five (25) days prior to such due date). Pubco shall promptly cause such Pre-Closing Tax Return (as finally revised) to be filed after receipt thereof and (without limiting the applicable Blocker Parent’s obligations under Section 3.5) any amount shown due thereon to be paid to the applicable taxing authority. Any refunds due with respect to such Pre-Closing Tax Return shall be governed by Section 11.4(c). The parties agree that the applicable Blocker Parent shall, at its own expense, control any Blocker tax audit, proceeding or claim with respect to a Pre-Closing Tax Period that is subject to indemnification for the benefit of Pubco pursuant to Section 3.5; provided, that: (i) Pubco shall have the right to participate in such matter and review material correspondence or filings with respect to the matter at its own expense; and (ii) the applicable Blocker Parent shall not settle, compromise or otherwise resolve such matter without Pubco’s prior written consent (not to be unreasonably withheld, conditioned or delayed) to the extent such settlement, compromise or other resolution would have a material and adverse impact on Pubco (taking into account the indemnity in Section 3.5).

(c)    Without duplication of any rights under the Tax Receivable Agreement, after the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time or KKR XI Blocker Effective Time, as applicable, the amount of any tax refunds of a Blocker attributable to a Pre-Closing Tax Period actually received by Pubco, in each case, net of any taxes, costs or expenses incurred in connection with such refund or any unreimbursed obligations owed by the Parents pursuant to Section 3.5, shall be for the account of the applicable Blocker Parent, subject to the terms of this Section 11.4(c). Notwithstanding the foregoing, the Blocker Parents shall not be entitled to any refund (i) to the extent such refund resulted from the carryback of a net operating loss or other tax attribute attributable to a taxable period (or portion thereof) beginning after the day that includes the Blocker Effective Time; (ii) unless the tax being refunded was paid prior to the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time or KKR XI Blocker Effective Time, as applicable, indemnified by the Parents pursuant to Section 3.5; or (iii) to the extent such refund is subject to a then-pending audit or similar examination (provided that amounts in respect of such refund shall be paid upon completion of such audit or examination). Pubco shall pay, or cause to be paid, to the applicable Blocker Parent the amount owed to the applicable Blocker Parent pursuant to this Section 11.4(c) within ten (10) days after the applicable refund is actually received. Following the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time or KKR XI Blocker Effective Time, as applicable, Pubco shall, and shall cause its subsidiaries to, reasonably cooperate with the applicable Blocker Parent in filing any tax returns required to claim any tax refunds described in the preceding sentence.

(d)    Each of the parties hereto intend for (i) this Agreement to constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a), (ii) the SLP Mergers (taken together), (iii) the KKR Aggregator Mergers (taken together) and (iv)

the KKR XI Mergers (taken together) to be treated for U.S. federal income tax purposes as a single integrated transaction qualifying as a reorganization described in Section 368(a)(1)(A) of the Code and shall file their tax returns consistent with such treatment, except as otherwise required by law or as required in good faith to settle a dispute with a taxing authority. The parties intend that the rights in respect of the Tax Receivable Agreement and (without duplication) Tax Benefit Payments (as defined in the Tax Receivable Agreement), but excluding any Imputed Interest (as defined in the Tax Receivable Agreement) thereon, will be treated as non-qualifying property for purposes of Section 356 of the Code in connection with the SLP Mergers, the KKR Aggregator Mergers or the KKR XI Mergers, as applicable, and the parties will file their tax returns consistent with such treatment except as otherwise required by law or as is required in good faith to settle a dispute with a taxing authority.

11.5    Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or sent by registered or certified mail, return receipt requested and postage prepaid, by email or by nationally recognized overnight courier prepaid, to the parties at the following addresses or email addresses:

(a)	If to the Endeavor Parties:

Endeavor Operating Company, LLC

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

Attention: Chief Financial Officer

Email: “***”

with copies (which shall not constitute actual or constructive notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:	Justin G. Hamill
Jonathan Solomon
Email:	“***”
“***”

(b)	If to SLP:

c/o Silver Lake Partners

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Attention: Karen King

Fax: “***”

Email: “***”

with copies (which shall not constitute actual or constructive notice) to:

c/o Silver Lake Partners

9 West 57th Street, 32nd Floor

Attention: Andrew Schader

Fax: “***”

Email: “***”

Simpson Thacher and Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Atif I. Azher

Email: “***”

(c)	If to KKR:

c/o Kohlberg Kravis Roberts & Co. L.P.

30 Hudson Yards

New York, NY 10001

Attention: General Counsel

Fax: “***”

Email: “***”

with a copy to (which shall not constitute actual or constructive notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Sean Rodgers, P.C.

                 Ravi Agarwal, P.C.

Fax: “***”

Email: “***”

            “***”

(d)	If to DAW:

DAW Family Trust dated 12/31/12 (as amended 05/30/13)

Dana and Anne White 2012 Irrevocable Trust dated 21/31/12 (as amended 05/30/13)

108 018 W. Charleston Blvd., Suite 600

Las Vegas, Nevada 89135

Attention: Dana F. White

                 Lorenzo J. Fertitta, Trustee

Fax: “***”

Email: “***”

with a copy to (which shall not constitute actual or constructive notice):

Ed Antoian

Zeke Capital Advisors

1205 Westlakes Drive, Suite 270

Berwyn, PA 19312

Email: “***”

(e)	If to UFC Co-Invest:

c/o Zuffa Parent, LLC

c/o Endeavor Operating Company, LLC

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

Attention: Chief Financial Officer

Email: “***”

with a copy (which shall not constitute actual or constructive notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:	Justin G. Hamill
Jonathan Solomon
Email:	“***”
“***”

(f)	If to Ariel Emanuel:

Ariel Emanuel

c/o Endeavor Operating Company, LLC

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

Attention: Chief Financial Officer

Email: “***”

with a copy (which shall not constitute actual or constructive notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:	Justin G. Hamill
Jonathan Solomon
Email:	“***”
“***”

(g)	If to Patrick Whitesell:

Patrick Whitesell

Endeavor Operating Company, LLC

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

Attention: Chief Financial Officer

Email: “***”

with a copy (which shall not constitute actual or constructive notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:	Justin G. Hamill
Jonathan Solomon
Email:	“***”
“***”

(h)	If to UFC Management Holdco:

c/o Zuffa Parent, LLC

6650 S. Torrey Pines Drive

Las Vegas, NV 89126

Attention: Chief Financial Officer

Email: “***”

with a copy (which shall not constitute actual or constructive notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Justin G. Hamill
Jonathan Solomon
Email: “***”
“***”

(i)	If to the MSD Members:

c/o MSD Capital, L.P.

645 Fifth Avenue, 21st Floor

New York, NY 10022

Attention: “***”

Fax: “***”

All such notices, requests and other communications will: (i) if delivered personally to the address as provided in this Section 11.5, be deemed given upon delivery with written confirmation of receipt; (ii) if delivered by registered or certified mail to the address as provided in this Section 11.5, be deemed given upon receipt; (iii) if delivered by email to the email addresses as provided for in this Section 11.5, be deemed given upon non-automated email or telephonic confirmation of receipt; and (iv) if delivered by overnight courier to the address as provided in this Section 11.5, be deemed given on the earlier of the first Business Day following the date deposited with such overnight courier with the requisite payment and instructions to effect delivery on the next Business Day or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 11.5). Any party from time to time may change its address, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

11.6    Severability. If any term or other provision of this Agreement, or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party; provided, that the remedies and limitations thereon contained in this Agreement (including in Sections 11.6, 11.11, 11.12, 11.13, 11.14 and 11.15) shall be construed as integral provisions of this Agreement. Upon such determination that any term or other provision, or the application thereof to any Person or circumstance, is invalid, illegal or incapable of being enforced, (i) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of such provision, or the application thereof, in any other jurisdiction.

11.7    Entire Agreement. This Agreement, including the Schedules, the other Transaction Documents and other instruments required by this Agreement and/or the other Transaction Documents which form a part hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, covenants, representations, warranties, undertakings and understandings, written or oral, among the parties hereto with respect to the subject matter hereof.

11.8    Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. None of the parties hereto may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other parties.

11.9    Expenses. Except as otherwise provided in this Agreement, each party shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement, each other Transaction Document and each other agreement, document and instrument contemplated by this Agreement or such other Transaction Document, and the consummation of the transactions contemplated hereby and thereby.

11.10    No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable benefit, claim, cause of action, remedy or right of any kind, except that the Endeavor Related Parties and the Other Related Parties are intended third party beneficiaries of Section 11.15. Notwithstanding anything herein to the contrary, no Person named herein shall have any rights or obligations (including, for the avoidance of doubt, any right to receive any consideration or obligation to transfer any Equity Securities) hereunder unless such Person has delivered to the Endeavor Parties an executed signature page or Joinder hereto, and no party hereto shall have any right to enforce any rights or obligations pursuant to this Agreement with respect to such Persons until such time at which such Person has delivered to the Endeavor Parties an executed signature page or Joinder hereto.

11.11    Specific Performance. Each party hereto acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, each party hereto will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in the Chosen Courts, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies. Each party hereto agrees that it will not raise any objections to or otherwise oppose the granting of specific performance to the extent permitted pursuant to this Section 11.11 on the basis that another party hereto has an adequate remedy at law or equity or that an award of specific performance is not an appropriate remedy. Notwithstanding anything to the contrary in this Agreement, none of the Sellers’, Blocker Parents’ or Blockers’ creditors (it being understood that the Endeavor Parties shall not constitute a creditor of any such party for such purpose) shall have any right to enforce this Agreement or to cause a party to this Agreement to enforce this Agreement. Each party hereto agrees that the other parties shall not be required to provide any bond or other security to enforce specifically the terms and provisions of this Agreement to the extent provided by this Section 11.11.

11.12    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to any conflict of laws rule or principle thereof.

11.13    Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement in connection with any claim, suit, action, arbitration, cause of action, demand or proceeding, arising out of, or related to, this Agreement or any of the transactions contemplated hereby (each, a “Proceeding”) shall be brought in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), and solely in connection with claims arising under any of the transactions contemplated hereby, by execution and delivery of this Agreement, each of the parties to this Agreement: (i) submits to the exclusive jurisdiction of the Chosen Courts; (ii) waives any objection to laying venue in any such Proceeding in such Chosen Courts; (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; and (iv) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement. Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s address set forth above in Section 11.5 shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any Proceeding.

11.14    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.15    Nonrecourse. This Agreement may only be enforced against, and any claim or clause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No Endeavor Related Parties (other than the Endeavor Parties) and no Other Related Parties (other than the parties to this Agreement) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

11.16    Amendment. This Agreement may be amended or modified only by an agreement in writing signed by each of the parties hereto. Notwithstanding the foregoing, the Endeavor Parties shall be entitled to, in their sole discretion, amend this Agreement (i) in order to add additional Merger Subs, Blockers and Blocker Parents as parties to this Agreement, including by amending the provisions of this Agreement that are applicable to Merger Subs, Blockers and Blocker Parents in order to afford such additional Merger Subs, Blockers and Blocker Parents with substantially similar rights and obligations to the rights and obligations of Merger Subs, Blockers and Blocker Parents, respectively, under this Agreement at the time of such amendment (including, with respect to any MSD Blockers or MSD Blocker Parents that are added as parties to this Agreement following the date hereof, any deviations to the rights and obligations of the Blockers or Blocker Parents that are necessary to account for the fact that the MSD Members own Warrants rather than Zuffa Common Units), (ii) in the event of a valid exercise by the MSD Members or DAW of such Seller’s rights pursuant to Section 7.04 of the Zuffa LLCA, in order to comply with the terms of Section 7.04 of the Zuffa LLCA and (iii) in order to effect the transactions described in Section 2.1(g) and Section 8.5, which amendments are subject to the prior approval of the MSD Members, in each case, so long as such amendments are not adverse to KKR and its Affiliates hereunder (other than de minimis adverse effects).

11.17    Extension; Waiver. Any of the terms or conditions of this Agreement, which may be lawfully waived, may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed by or on behalf of such party making specific reference to this Agreement. No failure to enforce or delay in enforcing any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No single or partial exercise of any right, power or remedy by either party shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy by such party.

11.18    Publicity. None of the Sellers, Blocker Parent nor Blocker, on the one hand, nor the Endeavor Parties, on the other hand (as applicable, a “Disclosing Party”), shall, or permit its Representatives to, provide any notices, releases, statements, or communications to the general public or the press or (except to the extent permitted under Section 8.02(d) of the EOC LLC Agreement) make any filings, in each case, relating to this Agreement, or the transactions contemplated hereby without the prior written consent of the other party (the “Non-Disclosing Party”), unless and only to the extent, upon the advice of its outside counsel, disclosure is required by applicable Law; provided, that to the extent so required by applicable Law, the Disclosing Party shall consult with the Non-Disclosing Party hereto reasonably in advance of such release with respect to the text thereof and consider in good faith the comments of the Non-Disclosing Party. The parties agree that this Agreement and the other Transaction Documents and the terms and conditions set forth herein and therein shall be kept confidential and shall not be disclosed or otherwise made available to any other Person and that copies of this Agreement or any other Transaction Document shall not be publicly filed or otherwise made available to the public, except (i) to the extent permitted under Section 8.02 of the EOC LLC Agreement or Section 8.02 of the Zuffa LLCA or (ii) where such disclosure, availability or filing, upon the advice of outside counsel, is required by applicable Law and only to the extent required by such Law. In the event that any such disclosure, availability or filing is required by applicable Law, including disclosure in whole or in part of the terms of this Agreement or any other Transaction Document, (x) the Disclosing Party shall notify the Non-Disclosing Party in writing within five (5) Business Days of becoming aware of such requirement and, in any event, at least five (5) Business Days prior to making any such disclosure, availability or filing, in each case, only to the extent permissible under applicable Law, and (y) the Disclosing Party agrees to use reasonable best efforts to obtain “confidential treatment” or similar treatment of this Agreement and the other Transaction Documents and to redact such terms of this Agreement and the other Transaction Documents that the Non- Disclosing Party shall reasonably request. Notwithstanding anything in this Section 11.18 to the contrary, the Endeavor Parties and their Affiliates may make such notices, releases, statements, or communications, disclosures and/or filings (including of copies of any Transaction Document) without complying with this Section 11.18 in connection with the IPO.

11.19    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or e-mail in.pdf format), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Transaction Agreement (or caused this Transaction Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

ENDEAVOR OPERATING COMPANY, LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

UFC CO-INVESTMENT HOLDCO LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Authorized Signatory

UFC MANAGEMENT HOLDCO LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Authorized Signatory

UFC MANAGEMENT HOLDCO II LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Authorized Signatory

[Signature Page to Transaction Agreement]

SLP IV BASQUIAT FEEDER II, L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner

By: SLTA IV (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-CEO

SILVER LAKE PARTNERS IV DE (AIV III), L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner

By: SLTA IV (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-CEO

SILVER LAKE TECHNOLOGY INVESTORS IV (DELAWARE II), L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner

By: SLTA IV (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-CEO

[Signature Page to Transaction Agreement]

SLP IV BASQUIAT FEEDER CORP.

By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-CEO

[Signature Page to Transaction Agreement]

KKR CAGE AGGREGATOR LLC

By: KKR North America Fund XI (Cage) L.P., its managing member

By: KKR Associates North America XI AIV L.P., its general partner

By: KKR North America AIV GP LLC, its general partner

By:	/s/ Richard Sarnoff
Name: Richard Sarnoff
Title: Authorized Signatory

KKR CAGE AGGREGATOR BLOCKER LLC

By:	/s/ Richard Sarnoff
Name: Richard Sarnoff
Title: Authorized Signatory

KKR NORTH AMERICA XI (CAGE) BLOCKER L.P.

By:	/s/ Richard Sarnoff
Name: Richard Sarnoff
Title: Authorized Signatory

KKR NORTH AMERICA (CAGE) BLOCKER PARENT, L.P.

By:	/s/ Richard Sarnoff
Name: Richard Sarnoff
Title: Authorized Signatory

[Signature Page to Transaction Agreement]

MSD BASQUIAT INVESTMENTS, LLC

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

MSD EIV PRIVATE INVESTMENTS, LLC

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

MSD SPORTS PARTNERS, LLC

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

[Signature Page to Transaction Agreement]

DAW FAMILY TRUST
DATED 09/05/06 (AS AMENDED 05/30/13)

By:	/s/ Dana F. White
Name: Dana F. White
Title: Trustee

By:	/s/ Anne L. White
Name: Anne L. White
Title: Trustee

DANA AND ANNE WHITE 2012
IRREVOCABLE TRUST DATED 12/31/12
(AS AMENDED 05/30/13)

By:	/s/ Lorenzo J. Fertitta
Name: Lorenzo J. Fertitta
Title: Trustee

/s/ Dana F. White
Name: Dana F. White

[Signature Page to Transaction Agreement]

/s/ Ariel Emanuel
Ariel Emanuel

/s/ Patrick Whitesell
Patrick Whitesell

[Signature Page to Transaction Agreement]

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Transaction Agreement, dated as of [ ● ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Endeavor Operating Company, LLC, a Delaware limited liability company (“EOC”), Endeavor Manager, LLC, a Delaware limited liability company (“Endeavor Manager”), Endeavor Group Holdings, Inc., a Delaware corporation (together with EOC and Endeavor Manager, the “Endeavor Parties”) and the other parties thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Agreement.

By executing and delivering this Joinder Agreement to the Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement in the same manner as if the undersigned were an original signatory to such agreement as a [ ● ].

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of             , 20    .

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By:
Name:
Title: